                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       UNITED STATES CELLULAR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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
UNITED STATES CELLULAR CORPORATION

8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

                                                               [LOGO]

                                 April 12, 1999

Dear Fellow Shareholders:

    You are cordially invited to attend the Company's 1999 Annual Meeting on Tuesday, May 11, 1999, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium (the "Annual Meeting"). At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

    The formal notice of the meeting, Board of Directors' Proxy Statement and 1998 Annual Report are enclosed. At the 1999 Annual Meeting, shareholders are being asked to (i) elect three Class III Directors, (ii) approve the Company's 1999 Employee Stock Purchase Plan, and (iii) ratify the selection of independent public accountants for the current fiscal year. The Board of Directors recommends a vote "FOR" the nominees for election as directors and each of the proposals.

    The Board of Directors and members of our management team will be at the Annual Meeting to meet with shareholders and discuss our record of achievement and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting.

    If you have any questions prior to the Annual Meeting, please call the External Reporting Department at (773) 399-8900.

    We look forward to visiting with you at the Annual Meeting.

                               Very truly yours,

         [SIGNATURE]               [SIGNATURE]
LeRoy T. Carlson, Jr.              H. Donald Nelson
Chairman                           President and Chief Executive Officer

                 PLEASE HELP US AVOID THE EXPENSE OF FOLLOW-UP
                       PROXY MAILINGS TO SHAREHOLDERS BY
             SIGNING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

TO THE SHAREHOLDERS OF

                       UNITED STATES CELLULAR CORPORATION

    The 1999 Annual Meeting of the Shareholders of United States Cellular Corporation (American Stock Exchange: "USM"), a Delaware corporation (the "Company" or "U.S. Cellular"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor, Chicago, Illinois, in the Auditorium, on Tuesday, May 11, 1999, at 10:00 a.m., Chicago time, for the following purposes:

    1.  to elect three Class III directors;

    2.  to consider and approve the Company's 1999 Employee Stock Purchase Plan;

    3. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year; and

    4. to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    This Notice of Annual Meeting of Shareholders and Proxy Statement is first being sent to shareholders on or about April 12, 1999.

    The Board of Directors has fixed the close of business on March 26, 1999, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

    On March 26, 1999, the Company had outstanding 54,448,287 Common Shares, par value $1.00 per share (excluding 426 shares held by the Company and 22,534 shares held by a subsidiary of the Company), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of March 26, 1999, no shares of Preferred Stock, par value $1.00 per share, of the Company were outstanding. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. The holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote at the Annual Meeting. Accordingly, the voting power of the Series A Common Shares was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 384,507,057 at March 26, 1999. Telephone and Data Systems, Inc., a Delaware corporation ("TDS"), is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares, representing approximately 69.4% of the Common Shares. By reason of such holding, TDS has the voting power to elect all of the directors of the Company and has approximately 95% of the voting power with respect to matters other than the election of directors. TDS as the holder of Series A Common Shares will elect two Class III directors and the holders of Common Shares will elect one Class III director at the Annual Meeting. TDS has advised the Company that it intends to vote FOR the Company's nominees for election as Class III directors and FOR each of the other proposals. Proxies are being requested from the holders of Common Shares in connection with election of one Class III director, the approval of the Company's 1999 Employee Stock Purchase Plan and the ratification of the selection of Arthur Andersen LLP.

                               VOTING INFORMATION

    Holders of Common Shares may, with respect to the election of one Class III director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee. The holder of Series A Common Shares may, with respect to the election of the two Class III directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees. A shareholder may, with respect to the proposal to approve the 1999 Employee Stock Purchase Plan, (i) vote FOR approval, (ii) vote AGAINST approval, or (iii) ABSTAIN from voting on the proposal. A shareholder may, with respect to the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999, (i) vote FOR ratification, (ii) vote AGAINST ratification, or (iii) ABSTAIN from voting on the proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1999 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by a holder of Common Shares will be voted FOR the election of the named director nominee to serve as a Class III director and a proxy by the holder of Series A Common Shares will be voted FOR the election of the named director nominees to serve as a Class III directors, and a proxy by any shareholder will be voted FOR the proposal to approve the 1999 Employee Stock Purchase Plan and the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. The holders of a majority of the votes of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, except that, in the case of matters such as the election of directors, where a separate vote by a class or classes is required, the holders of a majority of the votes of the stock of such class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

    The election of the Class III directors requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, the person receiving the plurality of votes of the holders of shares entitled to vote with respect to the election of such Class III directors will be elected to serve as a Class III director. Because the election of each Class III director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the Class III directors will not affect the outcome of the election of the Class III directors.

    If a quorum is present at the Annual Meeting, the proposal to approve the 1999 Employee Stock Purchase Plan requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1999 requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the Annual Meeting.

                              RECENT DEVELOPMENTS

    On December 17, 1997, the Company received an offer from TDS to acquire all of the issued Common Shares of the Company which TDS does not own in exchange for a TDS tracking stock which would track the performance of the Company (the "Offer"). The Company's Board of Directors appointed Mr. Paul-Henri Denuit, an independent director of the Company, to a special committee (the "Special Committee") of the Board of Directors to consider this offer. TDS was unable to reach a mutually satisfactory agreement with the Special Committee with respect to the Offer and, on December 18, 1998, TDS advised U.S. Cellular that it had withdrawn the Offer. Consequently, U.S. Cellular dissolved the Special Committee.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. Every year, one of the classes is elected to serve for three years. At the Annual Meeting, three Class III directors will be elected for terms of three years, or until their successors are elected and qualified. The nominees for election as Class III directors are identified in the tables below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

NOMINEES

             CLASS III DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2002

    The following persons, if elected at the 1999 Annual Meeting of Shareholders, will serve as Class III directors for a period of three years, or until their successors are elected and qualified:

              NOMINEE FOR ELECTION BY THE HOLDERS OF COMMON SHARES

                                                                         POSITION WITH THE COMPANY               SERVED AS
                     NAME                            AGE                 AND PRINCIPAL OCCUPATION              DIRECTOR SINCE
-----------------------------------------------      ---      -----------------------------------------------  --------------
J. Samuel Crowley..............................          48   Director of the Company and Executive Vice          May 1998
                                                              President of Operations of CompUSA, Inc.

    J. Samuel Crowley has been Executive Vice President of Operations of CompUSA, Inc., a national retailer and reseller of personal computers and related products and services, since 1995. Prior to that time, Mr. Crowley was Vice President of Operations between 1993 and 1995, and was Regional Manager between 1989 and 1993, of CompUSA.

    Mr. Crowley is currently a Class III director who was elected by the holders of Common Shares at the 1998 Annual Meeting of Shareholders. Mr. Crowley was elected as a Class III director with a term expiring in 1999 to fill a vacancy on the Board of Directors created by the resignation of Allan Z. Loren. Mr. Crowley is standing for election at the 1999 Annual Meeting due to the expiration of his term as a Class III director in 1999.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEE BY THE HOLDERS OF COMMON SHARES.

         NOMINEES FOR ELECTION BY THE HOLDER OF SERIES A COMMON SHARES

                                                                         POSITION WITH THE COMPANY                SERVED AS
                     NAME                            AGE                 AND PRINCIPAL OCCUPATION              DIRECTOR SINCE
-----------------------------------------------      ---      -----------------------------------------------  ---------------
LeRoy T. Carlson, Jr...........................          52   Chairman and Director of the Company and              1984
                                                              President and Chief Executive Officer of TDS

Walter C. D. Carlson...........................          45   Director of the Company and Partner, Sidley &         1989
                                                              Austin, Chicago, Illinois

    LeRoy T. Carlson, Jr., has been the Chairman of the Company, and the President and Chief Executive Officer of TDS, for more than five years. Mr. Carlson also serves on the Board of Directors of TDS. He is also a director and Chairman of each of Aerial Communications, Inc. (Nasdaq Stock
Market: AERL), a subsidiary of TDS which offers broadband personal communications services ("Aerial"), and TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of TDS which operates local telephone companies. He is the son of LeRoy T. Carlson and the brother of Walter C. D. Carlson.

    Walter C. D. Carlson has been a partner of the law firm of Sidley & Austin for more than five years. He serves on the Board of Directors of TDS and Aerial. He is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

    LeRoy T. Carlson, Jr., and Walter C. D. Carlson were previously elected by TDS as the sole holder of Series A Common Shares.

    The law firm of Sidley & Austin provided legal services to the Company and TDS in 1998.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES BY THE HOLDER OF SERIES A COMMON SHARES.

OTHER DIRECTORS

              CLASS I DIRECTORS-TERMS SCHEDULED TO EXPIRE IN 2000

    The following persons are current Class I directors whose terms expire at the 2000 Annual Meeting of Shareholders:

                                                                         POSITION WITH THE COMPANY                SERVED AS
                     NAME                            AGE                 AND PRINCIPAL OCCUPATION              DIRECTOR SINCE
-----------------------------------------------      ---      -----------------------------------------------  ---------------

H. Donald Nelson...............................          65   President (chief executive officer) and               1984
                                                              Director of the Company

LeRoy T. Carlson...............................          82   Director of the Company and Chairman of TDS           1987

    H. Donald Nelson has been the President (chief executive officer) of the Company for more than five years.

    LeRoy T. Carlson has been the Chairman of TDS for more than five years and is a member of its Board of Directors. He is also a director of TDS Telecom and Aerial. He is the father of LeRoy T. Carlson, Jr. and Walter C. D. Carlson.

    H. Donald Nelson and LeRoy T. Carlson were elected by TDS as the sole holder of Series A Common Shares.

              CLASS II DIRECTORS-TERMS SCHEDULED TO EXPIRE IN 2001

    The following persons are current Class II directors whose terms expire at the 2001 Annual Meeting of Shareholders:

                                                                         POSITION WITH THE COMPANY               SERVED AS
                     NAME                            AGE                 AND PRINCIPAL OCCUPATION              DIRECTOR SINCE
-----------------------------------------------      ---      -----------------------------------------------  --------------

Paul-Henri Denuit..............................          64   Director of the Company and Chief Executive           1988
                                                              Officer and Managing Director of S.A. Coditel

Sandra L. Helton...............................          49   Director of the Company and Executive Vice            1998
                                                              President- Finance of TDS

Kenneth R. Meyers..............................          45   Director of the Company and Executive Vice         March 1999
                                                              President-Finance (Chief Financial Officer) and
                                                              Treasurer

    Paul-Henri Denuit has served as Chief Executive Officer and Managing Director of S.A. Coditel for more than five years. S.A. Coditel is a beneficial holder of 2,279,583 Common Shares of the Company. Mr. Denuit disclaims beneficial ownership of such shares.

    Sandra L. Helton became Executive Vice President-Finance and chief financial officer of TDS on August 10, 1998. Prior to that time, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated for more than five years. At Corning Incorporated, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997, and was Vice President and Treasurer between 1991 and 1994. Ms. Helton was elected as a Class II director of the Company in October 1998 by TDS as the sole holder of Series A Common Shares to fill a vacancy created by the resignation from the Board of Directors of Mr. Murray L. Swanson. Ms. Helton is also a member of the Board of Directors of TDS, Aerial and TDS Telecom.

    Kenneth R. Meyers became Executive Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular on March 18, 1999. Prior to that time, Mr. Meyers was Senior Vice President-Finance (Chief Financial Officer) and Treasurer of the Company from January 1997 to March 1999. Prior to that time, he was the Vice President-Finance (Chief Financial Officer) and Treasurer of the Company for more than five years. Mr. Meyers was elected as a Class II Director of the Company in March 1999 by TDS as the sole holder of Series A Common Shares to fill a vacancy created by the increase in the number of members of the Board of Directors from seven to eight.

    Paul-Henri Denuit is currently a Class II director who was previously elected by the holders of Common Shares. Sandra L. Helton and Kenneth R. Meyers are currently Class II directors who were previously elected by TDS as the sole holder of Series A Common Shares.

                            COMMITTEES AND MEETINGS

    The Board of Directors of the Company held four meetings during 1998. All of the directors attended at least 75% of the meetings of the Board of Directors held in 1998.

    The Board of Directors does not presently have a formal nominating committee.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The Audit Committee is currently composed of Messrs. Walter C. D. Carlson (chairman), Paul-Henri Denuit and J. Samuel Crowley. The Audit Committee held three meetings in 1998. Messrs. Carlson, Denuit and Crowley attended at least 75% of the meetings held in 1998.

    The Stock Option Compensation Committee of the Board of Directors currently consists of Mr. Paul-Henri Denuit and Mr. J. Samuel Crowley. The principal functions of the Stock Option Compensation Committee are to consider and approve long-term compensation for executive officers and to consider and recommend new long-term compensation plans or changes to long-term compensation plans to the Board of Directors. The Stock Option Compensation Committee held two meetings in 1998. Messrs. Denuit and Crowley attended at least 75% of the meetings held in 1998.

    In early 1998, the Board of Directors established a Special Committee consisting of Mr. Paul-Henri Denuit to consider a proposal by TDS to acquire all of the Common Shares of the Company which it did not own in exchange for TDS tracking stock which would track the performance of the Company. On December 18, 1998, TDS advised the Company that it had withdrawn the proposal and, consequently, the Company dissolved the Special Committee.

                                   PROPOSAL 2
                 APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the 1999 Employee Stock Purchase Plan of the Company (the "Plan").

    The purpose of the Plan is to encourage and facilitate the purchase of Common Shares by eligible employees of the Company and its subsidiaries and to provide an additional incentive to promote the best interests of the Company and its subsidiaries and an additional opportunity to participate in their economic progress. The Plan was adopted by the Board of Directors of the Company (the "Board") and will become effective July 1, 1999. The Plan is subject to the approval of the shareholders of the Company within twelve months before or after its adoption by the Board. The Plan will be administered by a two-person committee (the "Committee") composed of persons who are ineligible to participate in the Plan. Subject to the express provisions of the Plan, the Committee will have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that, without shareholder approval, no amendment may be made changing the number of shares to be reserved under the Plan (unless certain changes occur in the Company's capital structure as described in the Plan), or that would otherwise require shareholder approval under applicable law.

    The Plan will terminate on December 31, 2002 (the "Termination Date"), or, if earlier, upon the purchase by participants of all shares that may be issued under the Plan or any earlier time in the discretion of the Board. The Plan is comprised of two "Offering Periods," the first of which is an 18-month period beginning on July 1, 1999 and ending on December 31, 2000, and the second of which is a 24-month period beginning on January 1, 2001 and ending on December 31, 2002. Each Offering Period is comprised of consecutive quarterly "Purchase Periods," the last day of each of which is a "Purchase Date." In addition, the date on which the Plan terminates will be treated as a "Purchase Date" under the Plan and the last day of an "Offering Period."

    In general, participation in the Plan is available to any Eligible Employee (as hereinafter defined) of the Company or any of its subsidiaries that has adopted the Plan with the prior approval of the Company (a "participating subsidiary"). For purposes of the preceding sentence, an "Eligible Employee" is any employee of the Company or a participating subsidiary, other than a leased employee (within the meaning of section 414(n) of the Code). Each Eligible Employee can enroll in the Plan as of the first entry date as of which the Eligible Employee completes the Plan's eligibility service requirement, or can enroll as of any later date. The Plan's eligibility service requirement is satisfied if an employee completes at least three months of continuous service with the Company, TDS or any subsidiary thereof (regardless of whether the subsidiary is a participating subsidiary). Under the Plan, an entry date occurs on July 1, 1999 and the first day of each subsequent calendar month. Upon enrollment, an Eligible Employee will become a "Participant" in the Plan. Approximately 5,000 employees will be eligible to participate in the Plan as of January 1, 1999.

    For each Offering Period, each Eligible Employee will be granted an option under the Plan, as of the first day of the Offering Period, or if later, the first entry date on which the Eligible Employee is eligible to enroll in the Plan (a "grant date"), to purchase a number of Common Shares equal to (x) $25,000, multiplied by (y) the number of full or partial calendar years in the Offering Period (as hereinafter defined), divided by (z) the closing price of a Common Share on the American Stock Exchange on the grant date (or if such date is not a trading day, the closing price of such share on the American Stock Exchange on the next preceding trading day). However, no Eligible Employee will be granted an option under the Plan to purchase Common Shares if such Eligible Employee, immediately after the grant of the option, would own stock (including shares subject to the option) possessing five percent or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company, TDS or any of their respective subsidiaries.

    The maximum number of shares available for purchase under the Plan will be 110,000, subject to adjustment in the event of certain changes to the Company's capital structure, as described in the Plan.

    As of the entry date on which an Eligible Employee enrolls as a Participant in the Plan, he will make an election specifying his chosen rate of payroll deduction contributions in an amount not less than one and not more than 15 percent of the Participant's compensation (as defined in the Plan) for each payroll period, effective as soon as administratively practicable after such election is made. A Participant will have the right to elect to increase or decrease his or her designated rate of payroll deductions under the Plan from time to time, in the manner prescribed by the Committee. In addition, a Participant can elect to withdraw from participation in the Plan for the remainder of an Offering Period, as described below.

    The Committee will cause to be established a separate "Employee Stock Purchase Account" on behalf of each Participant to hold payroll deduction contributions made under the Plan. Subject to a Participant's right to withdraw for an Offering Period as described below, the balance of each Participant's Employee Stock

Purchase Account will be applied on each Purchase Date to purchase the number of Common Shares determined by dividing the balance of such account as of such date by the Purchase Price of a Common Share on such date. The "Purchase Price" under the Plan is 85 percent of the closing price of a Common Share on the American Stock Exchange on a Purchase Date, or if such date is not a trading day, 85 percent of the closing price of a Common Share on the next preceding trading day, rounded up to the nearest whole cent. The number of Common Shares to be purchased on a Purchase Date will be rounded to the nearest one ten-thousandth of a share (or such other fractional interest determined by the Committee).

    Notwithstanding the foregoing, the number of Common Shares to be purchased by a Participant on a Purchase Date will be limited to the extent necessary so that the Participant's right to purchase Common Shares under the Plan and shares under all other employee stock purchase plans maintained by the Company, TDS or any of their subsidiaries does not accrue at a rate exceeding $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which the option is outstanding, determined in accordance with section 423(b)(8) of the Code. If any portion of a Participant's Employee Stock Purchase Account cannot be applied to purchase Common Shares on a Purchase Date as a result of this limitation, such amount will remain credited to such account and will be available to purchase Common Shares as of the next Purchase Date; provided that, if such Purchase Date is on the last day of an Offering Period, the balance of such account will promptly be refunded to the Participant.

    If, as of a Purchase Date, the number of Common Shares to be purchased on behalf of all Participants collectively exceeds the number of Common Shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant on the Purchase Date will be proportionately reduced in the manner described in the Plan. Amounts credited to a Participant's Employee Stock Purchase Account that are not applied to purchase Common Shares as a result of this limitation will promptly be refunded to the Participant.

    A Stock Account will be established on behalf of each Participant in the Plan by a custodian selected by the Company. As of each Purchase Date, each Participant's Stock Account will be credited with the number of whole and fractional shares purchased on the Participant's behalf under the Plan on such date. Shares credited to a Participant's Stock Account will be held by the custodian as nominee. The custodian will establish procedures pursuant to which a Participant can elect that shares credited to such account be registered in the name of the Participant (or jointly in the name of a Participant and one other person), and that certificates representing such shares be issued to the Participant.

    Prior to the end of any Offering Period, a Participant can elect to withdraw from the Plan for the remainder of the Offering Period. A Participant's election to withdraw for an Offering Period will be made in the time and manner prescribed by the Committee. Upon withdrawal from the Plan, the balance of the Participant's Employee Stock Purchase Account promptly will be refunded to the Participant. A Participant who withdraws for an Offering Period will not be eligible to elect to recommence participation in the Plan until the next Offering Period.

    In the event of a Participant's termination of employment on account of retirement or death, the balance of the Participant's Employee Stock Purchase Account will be applied to purchase Common Shares on the next Purchase Date unless the Participant (or the Participant's estate) elects to withdraw from the Plan in the time and manner prescribed by the Committee. In the event of the termination of the Participant's employment for any other reason, the Participant's participation in the Plan will cease, and the balance of the Participant's Employee Stock Purchase Account promptly will be refunded to the Participant. Special rules apply in the event a Participant's employment is transferred from the Company or a participating subsidiary to a non-participating subsidiary.

    The Company believes that the Plan qualifies under section 423 of the Code as an employee stock purchase plan. Under section 423 the Participant does not recognize any taxable income at the time Common Shares are purchased under the Plan. The following is a brief summary of the federal income tax consequences under the Plan.

    If a Participant disposes of Common Shares purchased under the Plan within two years of the grant date (as defined above) or within one year after an applicable Purchase Date, whichever is later (a "disqualifying disposition"), the Participant will recognize ordinary compensation income in the amount of the excess of the fair market value of the Common Shares on such Purchase Date over the Purchase Price of the shares. The Participant's cost basis in the shares will be increased by the amount of such ordinary compensation income. If the amount realized upon such disposition exceeds the Participant's cost basis in the shares (as so increased), the Participant will recognize capital gain in the amount of the difference between the amount realized and such adjusted cost basis. Under current tax law, gain on capital assets held for 12 months or less is treated as "short-term" capital gain which is not eligible for certain preferential tax treatment afforded "long-term" capital gain. In the event the amount realized is less than the cost basis in the Common Shares (as so increased), the Participant will recognize capital loss in the amount of the difference between the adjusted cost basis and the amount realized.

    If a Participant disposes of Common Shares purchased under the Plan two years or more after the grant date or one year or more after the applicable Purchase Date, whichever is later (a "qualifying disposition"), the tax treatment will be different. The Participant will recognize ordinary compensation income in the amount of the lesser of (i) the excess of the fair market value of the Common Shares on the grant date over the option price of the shares (in this case, 85 percent of the closing price for such shares on the American Stock Exchange) on the grant date, and (ii) the excess of the amount realized over the Purchase Price of the Common Shares. The Participant's cost basis in the shares will be increased by the amount of such ordinary compensation income. In addition, the Participant will recognize capital gain equal to the difference (if any) between the amount realized upon such disposition and the cost basis in the shares (as so increased). In the event the amount realized is less than the Purchase Price, the Participant will recognize capital loss in the amount of the difference between the Purchase Price and the amount realized.

    The Company will not be entitled to a deduction for any excess of the fair market value of the Common Shares over the Purchase Price, except to the extent the Participant recognizes ordinary compensation income upon a disqualifying disposition.

    The Company has not provided a table of new plan benefits since the benefits to executive officers is not determinable. The benefits will depend on the number of Common Shares which the executive officers will subscribe for, if any, under the plan and the future price of such shares.

    This description of the Plan is a summary only and is qualified by the terms of the Plan itself, a copy of which is attached to this Proxy Statement as Exhibit A.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors anticipates continuing the services of Arthur Andersen LLP as independent public accountants for the current fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. However, as a matter of good corporate practice, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the voting power of all classes of capital stock present in person or represented by proxy and entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1999, subject to the obligations of the Company under the Intercompany Agreement to engage the same firm of independent public accountants selected by TDS. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation--Intercompany Agreement--Accountants and Legal Counsel."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying other executive officers of the Company who are not identified in the tables regarding the election of directors of the Company.

             NAME               AGE              POSITION WITH COMPANY
------------------------------  ---  ---------------------------------------------
Joyce V. Gab Kneeland.........   41  Executive Vice President-Chief of Field
                                     Operations

Richard W. Goehring...........   49  Executive Vice President-Chief Technology
                                     Officer

Douglas S. Arnold.............   44  Vice President-Human Resources

Russell F. Arsaga.............   47  Vice President--Engineering

Linda L. Baker................   38  Vice President-Customer Service

Stephen D. Clark..............   41  Vice President-Network Operations

David M. Friedman.............   52  Vice President-Marketing

Leon J. Hensen................   51  Vice President--Central Operations

James D. West.................   46  Vice President-Chief Information Officer

J. Russell Williams...........   46  Vice President-Southwest/West Operations

Eva-Maria Wohn................   44  Vice President--External Affairs

John T. Quille................   48  Controller (principal accounting officer)

Stephen P. Fitzell............   45  Secretary

    Joyce V. Gab Kneeland was appointed Executive Vice President-Chief of Field Operations of the Company on March 18, 1999. Ms. Gab Kneeland was Senior Vice President-Operations of the Company from January 1997 to March 1999. Prior to that, she was Vice President-Operations since January 1994. Prior to that time, she was the Vice President-Customer Service and Administration of the Company for more than five years.

    Richard W. Goehring was appointed Executive Vice President-Chief Technology Officer of the Company on March 18, 1999. Mr. Goehring was Senior Vice President-Engineering of the Company from January 1997 to March 1999. Prior to that, he was Vice President-Engineering of the Company for more than five years.

    Douglas S. Arnold joined the Company and was appointed its Vice President-Human Resources in 1995. Prior to that time, he was Vice President of Employee Relations of Pizza Hut International since 1992.

    Russell F. Arsaga joined the Company and was appointed Vice
President-Engineering in May 1998. Prior to that time, he was Executive Director-Switching and Network Design of Pacific Bell Mobile Services from October 1996 to May 1998. From April 1991 to October 1996 Mr. Arsaga was Network Strategic Planning Manager for Bell South Telecommunications.

    Linda L. Baker joined the Company and was appointed its Vice
President-Customer Service in 1997. Prior to that time, she was Vice President-Sales & Service of Allegiance Healthcare, Inc. between 1995 and 1997. Between 1990 and 1995, Ms. Baker was employed at Motorola, Inc. as Manager-Worldwide Telemarketing between 1993 and 1995, and as Manager-Cellular Information Center between 1990 and 1993.

    Stephen D. Clark was appointed Vice President-Network Operations of the Company in March 1998. Prior to that time, he was Director of Network Services with responsibilities for the Company's Network Operations Centers since 1995. Between 1989 and 1995, Mr. Clark was employed at American Airlines, as Manager of Network Operations overseeing the operation and management of the SABRE network.

    David M. Friedman joined the Company in 1995 and was appointed its Vice President-Marketing in 1996. Prior to that time, he was Vice President of Product Marketing and Customer Support for Covia Technologies, a start up software company, between 1994 and 1995. Before that, between 1993 and 1994 he was President and founder of Performance Marketing Group, a consulting firm.

    Leon J. Hensen was appointed Vice President-Central Operations of the Company in March 1999. Prior to that time, he was employed by the Company as General Manager for the Wisconsin/Northern Illinois cluster from 1997 to 1999. Prior to that, Mr. Hensen held the position of Senior Vice President and General Manager of Palmer Wireless, Inc. from 1987 to 1997.

    James D. West has been Vice President-Chief Information Officer of the Company since 1996. Prior to that time, Mr. West was Vice President-Information Services of the Company from 1992 to 1996.

    J. Russell Williams was appointed Vice President-Southwest/West Operations of the Company in March 1999. Mr. Williams was employed by the Company as Vice President-Central/West Operations from November 1998 to March 1999. Prior to that time, he was employed by the Company in various capacities, most recently as Area General Manager, for more than five years.

    Eva-Maria Wohn was appointed Vice President-External Affairs of the Company in November 1998. From 1994 to 1998, Ms. Wohn was employed by the Company as Director of Regulatory. Prior to that time, Ms. Wohn was a practicing attorney.

    John T. Quille was appointed principal accounting officer of the Company in November 1998. Prior to that time, he was employed by the Company in various capacities, most recently as Director of Revenue Assurance, for more than five years.

    Stephen P. Fitzell has been the Secretary of the Company and a partner of the law firm of Sidley & Austin for more than five years.

    All of the Company's executive officers devote all of their time to the affairs of the Company, except for LeRoy T. Carlson, Jr. and Stephen P. Fitzell. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, devotes a portion of his time in that capacity to the affairs of the Company. Stephen P. Fitzell is a practicing attorney.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table sets forth compensation information for the President and Chief Executive Officer of the Company and the four most highly compensated executive officers other than the President and Chief Executive Officer for services rendered during the years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                   Compensation Awards
                                        Annual Compensation(2)           ----------------------------------------
                                 -------------------------------------      Restricted           Securities
Name and Principal                                      Other Annual          Stock              Underlying            All Other
Positions(1)               Year  Salary(3)   Bonus(4)  Compensation(5)      Awards(6)          Options/SARs(7)      Compensation(8)
-------------------------  ----  ---------   --------  ---------------   ----------------   ---------------------   ---------------

H. Donald Nelson.........  1998  $ 371,589   $232,000      $    --           $995,300              17,000               $39,788
President (chief           1997    337,709    135,000        8,438            254,837              25,178                34,468
executive officer)         1996    306,672    145,000           --                 --               8,560                26,748

Joyce V. Gab Kneeland....  1998  $ 219,583   $126,450      $    --           $297,850               9,600               $21,738
Executive Vice             1997    201,708     61,275           --            162,900              12,346                17,028
President-- Chief of       1996    171,333     58,500           --                 --               3,346                14,927
Field Operations

Richard W. Goehring......  1998  $ 263,712   $153,988      $44,888           $297,850               9,600               $21,761
Executive Vice             1997    244,708     85,425           --            162,900              13,990                16,935
President-- Chief          1996    225,167     74,340           --                 --               5,144                19,844
Technology Officer

Kenneth R. Meyers........  1998  $ 236,970   $144,434      $ 9,027           $297,850               9,600               $22,597
Executive Vice             1997    208,084     68,200           --            162,900              13,004                17,721
President-- Finance        1996    188,250     64,350           --                 --               3,889                16,606
(chief financial officer)
and Treasurer

LeRoy T. Carlson, Jr.....  1998  $ 241,292   $     --          N/A                N/A                 N/A                   N/A
Chairman-See Footnote (1)  1997    210,431    131,382          N/A                N/A                 N/A                   N/A
                           1996    180,400    122,500          N/A                N/A                 N/A                   N/A

------------

(1) Includes the chief executive officer and the four most highly compensated executive officers other than the chief executive officer. Mr. LeRoy T. Carlson, Jr., Chairman of the Company, receives no compensation directly from the Company. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including USM. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to the Company by TDS pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Accordingly, pursuant to the requirements of the Securities and Exchange Commission, such amounts charged to USM by TDS are reported in the above table in addition to the information presented for the other named executive officers. The amount of Mr. Carlson's 1998 bonus has not yet been determined. Mr. Carlson does not receive any long-term compensation awards or any other compensation from the Company. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to USM.

(2) Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(3) Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(4) Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(5) Represents the fair market value of phantom stock units of USM Common Shares credited to such officer with respect to deferred bonus compensation. See "Bonus Deferral and Company Match Awards." Mr. Carlson also receives a credit of phantom stock units with respect to TDS Common Shares but this is not charged to the Company.

(6) In 1996, the Board of Directors approved the 1996 Senior Executive Stock Bonus and Restricted Stock Award Plan ("1996 Award Plan"). This plan was adopted in order to award the senior executive team for attaining one million customers and to further focus the team on achieving the Company's growth objectives and retaining the services of such team members through the achievement of two million customers. Pursuant to such plan, on February 10, 1997, the Stock Option Compensation Committee made awards of bonus stock and restricted stock to the persons named in the Summary Compensation Table, as detailed below.

    In addition, in 1997, the Board of Directors approved the Special Retention Restricted Stock Award Plan (the "1997 Special Award Plan") and made awards of restricted stock to the persons named in the Summary Compensation Table, as detailed below.

    In addition, in 1998, the Board of Directors approved the 1998 Retention Restricted Stock Award Program (the "1998 Retention Program") and made awards of restricted stock to the persons named in the Summary Compensation Table, as detailed below.

    Further, in 1998, the Board of Directors approved a grant of performance share awards (the "Performance Share Awards") to H. Donald Nelson, as detailed below. The amount reported is a target award. The actual amount which vests may be more or less than this amount.

                                                              H. Donald   Joyce V. Gab   Richard W.   Kenneth R.
                                                                 Nelson     Kneeland      Goehring        Meyers
                                                              ---------   ------------   ----------   ----------
1996 Award Plan:
  Bonus Stock which vested
    immediately (20%).......................................       340           240           240          240
  Restricted Stock which vested
    when USM achieved the 1.5 million customer level
    (40%)...................................................       680           480           480          480
  Restricted Stock which vested
    when USM achieved the 2.0 million customer level
    (40%)...................................................       680           480           480          480
                                                              ---------   ------------   ----------   ----------
    Total...................................................     1,700         1,200         1,200        1,200
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------
    Dollar Value............................................  $ 44,837      $ 31,650      $ 31,650     $ 31,650
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------

1997 Special Award Plan:
  Vested 1/15/99............................................     4,000         2,500         2,500        2,500
  Vests 1/15/00.............................................     4,000         2,500         2,500        2,500
                                                              ---------   ------------   ----------   ----------
    Total...................................................     8,000         5,000         5,000        5,000
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------
    Dollar Value............................................  $210,000      $131,250      $131,250     $131,250
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------

Total for 1996 Award and
 1997 Special Award.........................................  $254,837      $162,900      $162,900     $162,900
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------

1998 Retention Program:
  Vests 12/15/99............................................     3,966         2,683         2,683        2,683
  Vests 12/15/00............................................     3,967         2,683         2,683        2,683
  Vests 12/15/01............................................     3,967         2,684         2,684        2,684
                                                              ---------   ------------   ----------   ----------
    Total...................................................    11,900         8,050         8,050        8,050
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------
    Dollar Value............................................  $440,300      $297,850      $297,850     $297,850
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------

H. Donald Nelson Performance
 Share Awards:

    1998 Target Award                                            7,500            --            --           --

    1999 Target Award                                            7,500            --            --           --
                                                              ---------   ------------   ----------   ----------
    Total (Vests upon
      retirement)...........................................    15,000            --            --           --
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------
    Dollar Value............................................  $555,000            --            --           --
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------
    Total Dollar Value for 1998
      Retention Program and Performance Share Awards........  $995,300      $297,850      $297,850     $297,850
                                                              ---------   ------------   ----------   ----------
                                                              ---------   ------------   ----------   ----------

The Dollar Value of the above awards is calculated using the closing price of the USM Common Shares on the award date.

(7) Represents the number of shares of common stock of the Company subject to stock options ("Options") awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand-alone basis or in tandem with Options, during any of the identified fiscal years.

(8) Includes contributions by the Company for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the Wireless Companies' Pension Plan ("Pension Plan") and the TDS Supplemental Executive Retirement Plan ("SERP"), and the dollar value of any insurance premiums paid during the covered fiscal year with respect to life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 1998:

                              H. Donald           Joyce V. Gab            Richard W.           Kenneth R.
                                Nelson              Kneeland               Goehring              Meyers
                           ----------------   ---------------------   -------------------   -----------------
TDSP.....................      $ 4,800               $ 4,800                $ 4,800              $ 4,800
Pension Plan.............        7,548                 7,548                  7,548                7,548
SERP.....................       22,452                 9,044                  8,671                9,869
Life Insurance...........        4,988                   346                    742                  380
                              --------              --------               --------             --------
    Total................      $39,788               $21,738                $21,761              $22,597
                              --------              --------               --------             --------
                              --------              --------               --------             --------

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following tables show, as to the executive officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

                      INDIVIDUAL OPTION/SAR GRANTS IN 1998

                                                                                                         Potential
                                                                                                      Realizable Value
                                                                                                         at Assumed
                                                                                                        Annual Rates
                                                                                                       of Stock Price
                                      Number of      % of Total                                         Appreciation
                                      Securities      Options/                                           for Option
                                      Underlying        SARs                                              Terms(5)
                                     Options/SARs    Granted to    Exercise    Market    Expiration   ----------------
Name(1)                               Granted(2)    Employees(3)    Price     Price(4)      Date        5%      10%
-----------------------------------  ------------   ------------   --------   --------   ----------   ------  --------

H. Donald Nelson
  1998 Automatic Options (6).......    17,000         10.6  %       $ 33.94    $ 33.94      3/31/08   $362,860 $919,558

Joyce V. Gab Kneeland
  1998 Automatic Options (6).......     9,600         6.0   %       $ 33.94    $ 33.94      3/31/08   $204,909 $519,280

Richard W. Goehring
  1998 Automatic Options (6).......     9,600         6.0   %       $ 33.94    $ 33.94      3/31/08   $204,909 $519,280

Kenneth R. Meyers
  1998 Automatic Options (6).......     9,600         6.0   %       $ 33.94    $ 33.94      3/31/08   $204,909 $519,280

------------

(1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from USM. Mr. Carlson receives long-term compensation from TDS, but this is not charged to USM by TDS.

(2) Represents number of USM shares underlying Options/SARs which were awarded for the named executive during the fiscal year.

(3) Represents the percent of total USM shares underlying Options/SARs awarded to employees during the fiscal year.

(4) Represents the fair market value of the Common Shares as of the award date.

(5) Represents the potential realizable value of each grant of Options, assuming that the market price of Common Shares appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(6) Such options were granted on March 31, 1998, and become exercisable with respect to 20% of the shares underlying the Options on March 31 of each year beginning in 1999 and ending in 2003.

                  AGGREGATED OPTION/SAR EXERCISES IN 1998 AND
                 AGGREGATED DECEMBER 31, 1998 OPTION/SAR VALUE

                                                                                          AS OF DECEMBER 31, 1998
                                                                          --------------------------------------------------------
                                                          1998
                                                ------------------------      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                  SHARES                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                 ACQUIRED                       OPTIONS/SARS (4)             OPTIONS/SARS (5)
                                                    ON          VALUE     ----------------------------  --------------------------
                   NAME(1)                      EXERCISE(2)  REALIZED(3)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------------------  -----------  -----------  -----------  ---------------  -----------  -------------
H. Donald Nelson
  1998 Automatic Options(6)...................                                    --         17,000      $      --     $  69,020
  1997 Automatic Options(7)...................                                 3,400         13,600         43,350       173,400
  1996 Performance Options(8).................                                 8,178             --        110,567            --
  1995 Performance Options(9).................                                 7,960             --         27,064            --
  1994 Performance Options(10)................                                 9,136             --         79,209            --
  1994 Automatic Options(11)..................                                28,200             --        162,150            --
  SARs(12)....................................                                24,000         12,000        552,000       276,000
                                                                          -----------       -------     -----------  -------------
    Total.....................................                                80,874         42,600      $ 974,340     $ 518,420
                                                                          -----------       -------     -----------  -------------
                                                                          -----------       -------     -----------  -------------
Joyce V. Gab Kneeland
  1998 Automatic Options(6)...................                                    --          9,600      $      --     $  38,976
  1997 Automatic Options(7)...................       1,920    $  21,960           --          7,680         24,480        97,920
  1996 Performance Options(8).................       2,746    $  29,574           --             --             --            --
  1995 Performance Options(9).................                                 2,746             --          9,336            --
  1994 Performance Options(10)................                                 3,091             --         26,799            --
  1994 Automatic Options(11)..................                                 9,600             --         55,200            --
  SARs(12)....................................       6,000    $ 130,920        3,800             --         87,400            --
                                                                          -----------       -------     -----------  -------------
    Total.....................................                                21,157         17,280      $ 203,215     $ 136,896
                                                                          -----------       -------     -----------  -------------
                                                                          -----------       -------     -----------  -------------
Richard W. Goehring
  1998 Automatic Options(6)...................                                    --          9,600      $      --     $  38,976
  1997 Automatic Options(7)...................                                 1,920          7,680         24,480        97,920
  1996 Performance Options(8).................                                 4,390             --         59,353            --
  1995 Performance Options(9).................                                 4,544             --         15,450            --
  1994 Performance Options(10)................                                 5,250             --         45,518            --
  1994 Automatic Options(11)..................                                15,350             --         88,262            --
  SARs(12)....................................      12,000    $ 261,360           --             --             --            --
                                                                          -----------       -------     -----------  -------------
    Total.....................................                                31,454         17,280      $ 233,063     $ 136,896
                                                                          -----------       -------     -----------  -------------
                                                                          -----------       -------     -----------  -------------
Kenneth R. Meyers
  1998 Automatic Options(6)...................                                    --          9,600      $      --     $  38,976
  1997 Automatic Options(7)...................                                 1,920          7,680         24,480        97,920
  1996 Performance Options(8).................                                 3,404             --         46,022            --
  1995 Performance Options(9).................                                 3,289             --         11,183            --
  1994 Performance Options(10)................                                 3,818             --         33,102            --
  1994 Automatic Options(11)..................                                11,500             --         66,125            --
  SARs(12)....................................      12,000    $ 261,360           --             --             --            --
                                                                          -----------       -------     -----------  -------------
    Total.....................................                                23,931         17,280      $ 180,912     $ 136,896
                                                                          -----------       -------     -----------  -------------
                                                                          -----------       -------     -----------  -------------

------------

(1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from USM. Mr. Carlson receives long-term compensation from TDS, but this is not charged to USM by TDS.

(2) Represents the number of USM Common Shares with respect to which Options or SARs were exercised.

(3) Represents the aggregate dollar value realized upon exercise, based on the difference between the fair market value of such shares on the date of exercise and the aggregate exercise price.

(4) Represents number of shares subject to free-standing Options and/or free-standing SARs, as indicated, as of December 31, 1998.

(5) Represents the aggregate dollar value of in-the-money, unexercised Options and/or SARs held at December 31, 1998, based on the difference between the exercise price and $38.00, the closing price of the Common Shares on December 31, 1998.

(6) The 1998 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and are exercisable until March 31, 2008 at an exercise price of $33.94.

(7) The 1997 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and are exercisable until May 14, 2007 at the exercise price of $25.25.

(8) The 1996 Performance Options became exercisable on December 15, 1997 and are exercisable until May 1, 2007 at the exercise price of $24.48 per share.

(9) 1995 Performance Options became exercisable on December 15, 1996 and are exercisable until May 1, 2006 at the exercise price of $34.60 per share.

(10) The 1994 Performance Options became exercisable on December 15, 1995 and are exercisable until May 1, 2005 at the exercise price of $29.33 per share.

(11) The 1994 Automatic Options become exercisable in annual increments of 20% on each of December 15, 1994, and on the first through the fourth anniversaries of such date, and are exercisable until November 9, 2004 at the exercise price of $32.25 per share.

(12) The SARs were granted in 1988 and are exercisable at the exercise price of $15.00 per share until May 4, 2004 by H. Donald Nelson and until May 4, 1999 by Joyce Gab Kneeland.

PENSION PLAN AND SUPPLEMENTAL BENEFIT AGREEMENT

    USM has adopted the Wireless Companies' Pension Plan (the "Pension Plan"). The Pension Plan, a qualified noncontributory defined contribution pension plan, provides pension benefits for USM employees. Under the Pension Plan, pension costs are calculated separately for each participant and are funded currently. The amounts of the annual contributions for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    USM has also adopted a Supplemental Executive Retirement Plan ("SERP") to provide supplemental benefits under the USM Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation under the Internal Revenue Code. The SERP is a nonqualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

    The Company has entered into a supplemental benefit agreement with H. Donald Nelson that requires the Company to pay a supplemental retirement benefit to Mr. Nelson. The agreement was entered into because Mr. Nelson's employment with TDS was terminated upon the completion of the initial public offering of Common Shares of the Company in May 1988 (the "Initial Public Offering"). As a result thereof, he no longer is an active participant in the TDS Pension Plan. Under the supplemental benefit agreement, the Company is obligated to pay Mr. Nelson an amount equal to the difference between the retirement benefit he receives from the TDS Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified pension plan (such as the Wireless Companies' Pension Plan). The Company will pay any such benefit at the same time as Mr. Nelson receives payments from the TDS Pension Plan. The actual benefits payable to Mr. Nelson upon retirement will be based upon the facts that exist at the time and will be determined actuarially pursuant to the TDS Pension Plan. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included in the Summary Compensation Table.

DEFERRED COMPENSATION AGREEMENTS

    Messrs. H. Donald Nelson and Richard W. Goehring and Ms. Joyce V. Gab Kneeland, and certain other officers of the Company, are parties to Executive Deferred Compensation Agreements pursuant to which the executive will have a specified percentage of gross compensation deferred and credited to a Deferred Compensation Account. Each Deferred Compensation Account will be credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate plus 1.25 percentage points until the Deferred Compensation Amount is paid to the executive. The amount of compensation deferred by such persons is included in and reported with all other non-deferred compensation in the "Summary Compensation Table." No amount is included in the Summary Compensation Table for the interest earned on such deferred compensation since such interest rate is intended to approximate a market rate.

BONUS DEFERRAL AND COMPANY MATCH AWARDS

    The 1998 Long Term Incentive Program (the "Program") permits an employee selected by the Stock Option Compensation Committee to elect to defer all or a portion of his or her annual bonus to a deferred compensation account under the Program. If a selected employee elects to defer all or a portion of his or her annual bonus under the Program, a Company match award will be allocated to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The fair market value of the matched stock units are reported in the Summary Compensation Table under "Other Annual Compensation." An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the Company match award credited to the employee's deferred compensation account shall become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of the Company or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account. An employee will receive an amount equal to his or her vested deferred compensation account balance on the earlier of the date specified by the employee or when he or she terminates employment with the Company and all of its affiliates, such amounts are credited to the deferred compensation account. The Board of Directors may determine that all Company match awards will become fully vested upon certain changes of control of the Company.

COMPENSATION OF DIRECTORS

    On November 1, 1996, the Board of Directors of the Company approved a compensation plan (the "Non-Employee Director Plan") for non-employee directors of the Company ("Non-Employee Directors"). A Non-Employee Director is a director of the Company who is not an employee of the Company, TDS, Aerial or TDS Telecom. The purpose of the Non-Employee Director Plan is to provide reasonable compensation to Non-Employee Directors in connection with their services to the Company in order to induce qualified persons to become and serve as non-employee members of the Company's Board of Directors.

    The Non-Employee Director Plan provides that, effective for the twelve month period ending at the time of the Company's 1997 annual meeting, each Non-Employee Director will receive an annual director's fee of $24,000 payable immediately prior to the Company's Annual Meeting of Shareholders; and that each Non-Employee Director will continue to receive a fee of $1,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, for attendance at each regularly scheduled or special meeting of the Board of Directors. The Non-Employee Director Plan also provides that, effective as of November 1, 1996, each Non-employee Director will receive a fee of $750, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, for attendance at each meeting of the Audit Committee, Stock Option Compensation Committee, or other committee established by resolution of the Board of Directors.

    The Non-Employee Director Plan further provides that each Non-employee Director will be entitled to elect to receive up to fifty percent (50%) of the annual fee by the delivery of Common Shares of the Company having a fair market value, as hereinafter defined, as of the date of payment equal to such percentage of the annual fee. Under the Non-Employee Director Plan, each Non-employee Director will be entitled to elect to receive up to thirty-three percent (33%) of each committee meeting's fee by the delivery of Common Shares of the Company having a fair market value as of the date of payment equal to such percentage of such fee.

    Under the Non-Employee Director Plan, for purposes of determining the number of Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Common Share of the Company will be the average closing price of Common Shares of the Company as reported in the American Stock Exchange Composite Transactions section of the Wall Street Journal for the twenty (20) trading days ending on the third trading day before the Annual Meeting of Shareholders or the date of the committee meeting, as applicable. The Board of Directors of the Company has reserved 10,000 Common Shares of the Company for issuance pursuant to the Non-Employee Director Plan.

    The Board of Directors also approved a fee of $2,000 per day for service on the Special Committee, plus reimbursement of out-of-pocket expenses. See "Recent Developments."

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., Chairman of the Company, who in effect functions as the compensation committee of the Board of Directors, except with respect to long-term compensation, and by the Stock Option Compensation Committee, which approves long-term compensation for the executive officers of the Company.

    The Chairman, who is also the President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from the Company. (See Footnote (1) to the Summary Compensation Table.) As the President and Chief Executive Officer of TDS, the Chairman of the Company represents the controlling shareholder of the Company.

    The Stock Option Compensation Committee of the Company currently consists of Mr. Paul-Henri Denuit and Mr. J. Samuel Crowley. The Stock Option Compensation Committee approves long-term compensation for executive officers of the Company. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors of USM who are not officers or employees of TDS or USM or their subsidiaries.

    The Company's compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have significant control and which are important to the Company's long-term success. It is also believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. The Company evaluates the base salary and bonus of each executive officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options and stock appreciation rights under the 1998 Long Term Incentive Program.

    The process of determining base salary begins with establishing an appropriate salary range for each officer. Each officer's range is based upon the particular duties and responsibilities of the officer, as well as salaries for comparable positions with other companies in the cellular telephone and similar industries. These other companies may include the companies included in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics, to the extent considered appropriate in the judgment of the Chairman, based on similarities of size, function, geography or otherwise. No written or formal list of specific companies is prepared. Instead, the Vice President of Human Resources of TDS and the President of USM provide the Chairman with various sources of information about executive compensation at other companies, such as compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for each executive officer, based on the recommendations of the President of USM with respect to all officers other than the President of USM. The base salary of each officer is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company, other comparable companies, the industry, and the economy in general during the immediately preceding year. No written or formal salary survey is prepared nor is there formal documentation of the ranges considered appropriate in the judgment of the Chairman. Instead, the Chairman makes the determination of the appropriate ranges based on the total mix of information available to him. The salaries of the President and the other executive officers are believed to be at or slightly higher than the median of the ranges considered to be relevant in the judgment of the Chairman. The ranges considered to be relevant by the Chairman are based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS and the President of USM, as discussed above. The ranges are not based on any formal analysis nor is there any documentation of the ranges which the Chairman considers relevant in making his compensation decisions.

    Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are evaluated by the President. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives given by the President or other direct supervisor to such executive officer for the performance appraisal period. The President also makes an assessment of how well the Company did as a whole during the year and the extent to which the executive officer contributed to the results. Except as discussed below for the bonus program, no specific measures of performance are considered determinative in the base salary compensation decisions of executive officers. Instead, all of the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the judgment of the Chairman based on the recommendation of the President that determines an executive's base salary based on the total mix of information rather than on relationships to any specific measures of performance.

    In addition, the executive officers participate in either the 1998 Bonus Program for Senior Vice Presidents or the 1998 Bonus Program for Corporate Vice Presidents (collectively the "1998 Bonus Program"). The objectives of the 1998 Bonus Program for senior corporate staff of USM are: (i) to provide suitable incentives for the senior corporate management of USM to extend their best efforts to achieve superior results in relation to key performance targets, (ii) to suitably reward USM's senior corporate management team in relation to their success in meeting and exceeding these performance targets, and (iii) to help USM attract and retain talented management personnel in positions of critical importance to the success of the Company. A team performance award and an individual performance award are available under the 1998 Bonus Plan.

    For target performance on the team and individual categories, the 1998 Bonus Plan was designed to generate a targeted 1998 bonus pool in an amount equal to 40% of the aggregate of the base salaries of the Company's senior executive officers other than the President. Under the 1998 Bonus Plan, the size of the target bonus pool is increased or decreased depending on USM's 1998 achievements with respect to the performance categories. No bonus pool is paid under such plan if minimum performance levels are not achieved in these categories. The maximum bonus pool that could be generated, which would require exceptional performance in all areas, would be an amount equal to 80% of the aggregate base salaries of the Company's executive officers other than the President.

    Financial personnel prepare calculations for the President and Chairman which define whether the objective performance categories discussed above have been met, exceeded or not met in any fiscal year. The Chairman also has presented to him, and has access to, numerous performance measures and financial statistics prepared by Company financial personnel. This financial information includes the audited financial statements of the Company, as well as internal financial statements such as budgets and their results, operating statistics and various analyses. The Chairman will not be limited in his analysis to such information, and may consider other factual or subjective factors as he deems appropriate in his compensation decisions.

    The base salary and bonus ranges and actual compensation of the President (chief executive officer) of the Company are determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with various sources of information about executive compensation at other companies by the Vice President of Human Resources of TDS. These sources include compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a personal determination of appropriate sources, companies and ranges for the President. The base salary of the President is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer taking into account the performance of the Company (as discussed above), other comparable companies, the industry, and the economy in general during the period. No written or formal salary survey is prepared nor is the range considered appropriate in the judgment of the Chairman formally documented. The base salary of the President increased to $371,589 in 1998 from $337,709 in 1997, representing an increase of approximately 10.0%. The salary of the President is believed to be at or slightly higher than the median of the range considered to be relevant in the judgment of the Chairman. The range considered to be relevant by the Chairman is based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers relevant in making his compensation decisions for the President. The President's final 1997 bonus was $135,000 and final 1998 bonus was $232,000. The Chairman has approved a base salary of $416,000 for the President for 1999.

    As with the other executive officers, the base salary and compensation decisions for the President are based on all facts and circumstances rather than related to any specific measures of performance. No specific measures of performance are considered determinative in the compensation of the President. Instead, all of the facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President, this being based on the total mix of information rather than on any specific measures of performance. With respect to the President's bonus, the Chairman does consider the results of the 1998 Bonus Program and bases the amount of the bonus to a large degree upon the results of the Company as measured by the performance objectives set by the 1998 Bonus Program. However, with respect to the President, the relationship of the bonus to such performance measures is not applied mechanically and involves a substantial amount of judgment on the part of the Chairman based on the total mix of information.

    The performance of the Company also bears upon the number of stock options which will become awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option/SAR Grants in 1998," the named executive officers (including the Chairman) received automatic option grants in 1998 based on the achievement of certain levels of corporate and individual performance for 1997.

    SECTION 162(M) OF THE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. The Company does not believe that the $1 million deduction limitation should have a material effect on the Company in the near future. If the $1 million deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

    The above Executive Officer Compensation Report is submitted by the Chairman of the Board of Directors, Mr. LeRoy T. Carlson, Jr., and by Mr. Paul-Henri Denuit and Mr. J. Samuel Crowley, who were members of the Stock Option Compensation Committee during 1998.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following cellular telephone companies: AllTel Corp., Centennial Cellular CP (Class A), Rural Cellular Corp. (Class A), USM and Western Wireless Corp. (Class A). In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                            USM, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/98)

    EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                     1993       1994       1995       1996       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------  ---------
USM..............................................  $  100.00  $   93.57  $   96.43  $   79.64  $   88.57  $  108.57
S&P 500..........................................  $  100.00  $  101.32  $  139.70  $  171.40  $  228.59  $  293.91
Peer Group.......................................  $  100.00  $  101.03  $  102.88  $  102.21  $  132.11  $  188.13

    Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in USM common stock, S&P 500, and Peer Group.

    *Cumulative total return assumes reinvestment of dividends.

    The peer group was revised from the prior year to delete 360 Communications Co., AirTouch Communications, Inc. and Vanguard Cellular Systems (Class A) due to acquisition transactions. AllTel Corp., Rural Cellular Corp. (Class A) and Western Wireless Corp. (Class A) were then added to expand the peer group. For comparison to the above-reported peer group results, if the Company had not changed the peer group index from the peer group reported in its 1998 Notice of Annual Meeting and Proxy Statement, the peer group results would have been as follows:

                                                      1993       1994       1995       1996       1997       1998
                                                    ---------  ---------  ---------  ---------  ---------  ---------
Former Peer Group.................................  $  100.00  $  113.44  $  109.53  $   95.99  $  137.52  $  233.43

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS other than for himself. The Stock Option Compensation Committee of TDS makes annual executive compensation decisions for the President of TDS and approves long-term compensation awards for the executive officers of TDS. The TDS Stock Option Compensation Committee is composed of members of the TDS Board of Directors who are not officers or employees of TDS or any of its subsidiaries, and who are not directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS and USM. LeRoy T. Carlson, Jr. is also the Chairman of USM and, as such, approves annual compensation for executive officers of the Company. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. However, TDS is reimbursed by the Company for a portion of Mr. Carlson's salary and bonus paid by TDS pursuant to the Intercompany Agreement described below. See Footnote (1) to the Summary Compensation Table above. H. Donald Nelson, a director and the President of USM, participates in executive compensation decisions for USM, other than for himself. Long-term compensation for executive officers of the Company is approved by the Stock Option Compensation Committee of the Company, which currently consists of Paul-Henri Denuit and J. Samuel Crowley. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors of USM who are not officers or employees of TDS or USM or their subsidiaries.

    LeRoy T. Carlson, Jr. and Walter C. D. Carlson, directors of USM, are trustees and beneficiaries of the voting trust which controls TDS, which controls the Company, and LeRoy T. Carlson, a director of the Company, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C. D. Carlson and Sandra L. Helton, directors of USM, are also directors of TDS. See "Election of Directors." The Company has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to the Company's Initial Public Offering when TDS owned more than 90% of the Company's outstanding capital stock and were not the result of arm's-length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to the Company or will continue to provide the Company with the same level of support for the Company's financing and other needs as TDS has provided in the past. The principal arrangements that exist between the Company and TDS are summarized below.

EXCHANGE AGREEMENT

    The Company and TDS are parties to an Exchange Agreement dated July 1, 1987, as amended as of April 7, 1988 (collectively, the "Exchange Agreement").

    COMMON SHARE PURCHASE RIGHTS; POTENTIAL DILUTION. The Exchange Agreement granted TDS the right to purchase additional Common Shares of the Company sold after the Initial Public Offering, to the extent necessary for TDS to maintain its proportionate interest in such Common Shares. For purposes of calculating TDS's proportionate interest in the Common Shares of the Company, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to the Company, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

    If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by the Company, unless otherwise agreed. In the case of sales by the Company of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers thereof. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by the Company's Board of Directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by the Company pursuant thereto could have a dilutive effect on other shareholders of the Company. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under the Company's Restated Certificate of Incorporation.

    FUNDING OF LICENSE COSTS. Through the date of the Company's Initial Public Offering, TDS had funded or made provisions to fund all of the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses (collectively, the "License Costs"). Pursuant to the Exchange Agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional License Costs associated with the acquisition of the additional cellular interests that the Company had a right to acquire at the time of the Initial Public Offering. Through December 31, 1998, TDS had funded License Costs totaling approximately $67.2 million. TDS is obligated under the Exchange Agreement to make additional capital contributions to the Company under certain circumstances. Currently TDS has no obligations with respect to additional capital contributions.

    RSA RIGHTS. Under the Exchange Agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which the Company has an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which the Company indicated it did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to the Company for appropriate consideration.

    RIGHT OF NEGOTIATION. For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give the Company the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If the Company desires to purchase any interest so offered, TDS is required to negotiate with the Company concerning the terms and conditions of the transaction, including the price and the method of payment. If the Company and TDS are unable to agree on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to the Company, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than the highest written offer of the Company during the negotiation period. In such case, the Company would have the right to purchase the interest at that price.

    CORPORATE OPPORTUNITY ARRANGEMENTS. The Company's Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, the Company may not, without the written consent of TDS, engage in any non-cellular activities. Management has been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that the Company resell any non-cellular interest to TDS or that the Company give TDS the right of first refusal with respect to such sale.

    The Restated Certificate of Incorporation, as amended, also restricts the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be the property of the Company or its subsidiaries. In general, so long as at least 500,000 Series A Common Shares are outstanding, the Company will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. The Restated Certificate of Incorporation allows the Company to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

REVOLVING CREDIT AGREEMENT

    Pursuant to the Revolving Credit Agreement, as last amended effective March 31, 1997, during 1998, the Company had the ability to borrow up to an aggregate of $100 million from TDS, at an interest rate equal to .75% above the prime rate announced from time to time by the LaSalle National Bank of Chicago on the unpaid principal amount and to pay on demand an interest rate equal to 2.75% above such prime rate on any overdue principal or overdue installment of interest. USM had no borrowings under the Revolving Credit Agreement during 1998. The Revolving Credit Agreement expired on January 2, 1999 and was not renewed.

TAX ALLOCATION AGREEMENT

    The Company has entered into a Tax Allocation Agreement with TDS under which the Company will continue to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. For tax years and periods ended prior to July 1, 1987, TDS reimbursed the Company for the reduction in the provision for Federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS affiliated group. For tax years and periods beginning after June 30, 1987, TDS no longer reimburses the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to reimburse TDS for Federal income taxes) for TDS' use of tax benefits at such time as the Company could utilize such benefits as a stand-alone entity. After all loss and credit carryforwards have either been utilized or their statutory periods have expired, the Company will be required to reimburse TDS for Federal income taxes paid by the TDS affiliated group in an amount equal to the greater of the Federal income tax liability of the Company, calculated as if it were a separate affiliated group, or the tax calculated using the average tax rate (before taking into account tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year that involves income, deductions or credits of the Company or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at the expense of the Company. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of the Company, such deficiency or refund will be payable by or to the Company.

    If the Company ceases to be a member of the TDS affiliated group, and for a subsequent year the Company or its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS group after June 30, 1987, TDS will reimburse the Company for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by the Company or its subsidiaries after the Company leaves the TDS group will be disregarded. No reimbursement will be required if at any time in the future the Company becomes a member of another affiliated group in which the Company is not the common parent or fewer than 500,000 Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of the Company if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS. Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and the Company and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis.

CASH MANAGEMENT AGREEMENT

    The Company has from time to time deposited its excess cash with TDS for investment under TDS' cash management program pursuant to the terms of a Cash Management Agreement. Such deposits are available to the Company on demand and bear interest each month at the 30-day Commercial Paper Rate reported in THE WALL STREET JOURNAL on the last business day of the preceding month, plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. The Company may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the Commercial Paper Rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

INTERCOMPANY AGREEMENT

    In order to provide for certain transactions and relationships between the parties, the Company and TDS have agreed under an Intercompany Agreement, among other things, as follows:

    SERVICES. The Company and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS's non-telephone company subsidiaries. Payments by the Company to TDS for such services totaled $41.1 million in 1998. For services provided to TDS, the Company receives payment for the salaries of its employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to the Company for such services were nominal in 1998.

    EQUIPMENT AND MATERIALS. The Company and its subsidiaries purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by the Company from TDS affiliates totaled $3.7 million in 1998.

    ACCOUNTANTS AND LEGAL COUNSEL. The Company has agreed to engage the firm of independent public accountants selected by TDS for purposes of auditing the financial statements of the Company, including the financial statements of its direct and indirect subsidiaries, and providing tax, data processing and all other accounting services and advice. The Company also has agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If TDS and the Company use the same counsel, each is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

    INDEMNIFICATION. The Company will indemnify TDS against certain losses, claims, damages or liabilities including those arising out of: (i) the conduct by the Company of its business (except where the loss, claim, damage or liability arises principally from TDS' gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify the Company with respect to: (i) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from the Company's gross negligence or willful misconduct); and (ii) any inaccurate representation or breach of warranty under the Intercompany Agreement.

    DISPOSAL OF COMPANY SECURITIES. TDS will not dispose of any securities of the Company held by it if such disposition would result in the loss of any license or other authorization held by the Company and such loss would have a material adverse effect on the Company.

    TRANSFER OF ASSETS. Without the prior written consent of TDS, the Company may not transfer (by sale, merger or otherwise) more than 15% of its consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

REGISTRATION RIGHTS AGREEMENT; OTHER SALES OF COMMON SHARES

    Under a Registration Rights Agreement, the Company has agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any debt or equity securities of the Company that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that the Company will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by the Company in connection therewith. TDS has the right to select the counsel the Company retains to assist it in fulfilling any of its obligations under the Registration Rights Agreement.

    There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that the Company will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. The Company has also granted TDS the right to include its securities in certain registration statements covering offerings by the Company and will pay all costs of such offerings other than incremental costs attributable to the inclusion of securities of the Company owned by TDS in such registration statements.

    The Company will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. The Company has the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in the judgment of the Company, any offering by the Company then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any securities of the Company in any registration statement of the Company which, in the judgment of the managing underwriters, would materially adversely affect any offering by the Company. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

INSURANCE COST SHARING AGREEMENT

    Pursuant to an Insurance Cost Sharing Agreement, the Company and its officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to the Company on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, if the policies are the same as or similar to the policies in effect before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with the Company before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. Management of the Company believes that the amounts payable by the Company under the Insurance Cost Sharing Agreement are generally more favorable than the premiums the Company would pay if it were to obtain coverage under separate policies.

EMPLOYEE BENEFIT PLANS AGREEMENT

    Under an Employee Benefit Plans Agreement, employees of the Company participate in the TDS Tax-Deferred Savings Plan. The Company reimburses TDS for the costs associated with such participation. In addition, the Company has agreed to reimburse TDS for certain costs incurred by TDS in connection with the issuance of stock under the TDS Employee Stock Purchase Plans to employees of the Company.

ISSUANCE OF TDS SHARES ON BEHALF OF USM

    TDS may occasionally issue TDS securities in connection with the acquisition of cellular interests on behalf of the Company. At the time such acquisitions are closed, the acquired cellular interests are generally transferred to the Company, which reimburses TDS by issuing USM securities to TDS or by increasing the balance due to TDS under the Revolving Credit Agreement. The fair market value of the USM securities issued to TDS in connection with these transactions is calculated in the same manner and over the same time period as the fair market value of the TDS securities issued to the sellers in such acquisitions. During 1998, the Company issued 45,988 USM Common Shares to TDS, to reimburse TDS for 29,999 TDS Common Shares issued in such transactions.

OTHER ARRANGEMENTS

    Walter C. D. Carlson, a director of TDS and the Company, Michael G. Hron, the Secretary of TDS and certain subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin, the principal law firm of the Company, TDS and their subsidiaries. Walter C. D. Carlson is also a trustee and beneficiary of the voting trust which controls TDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    On February 28, 1999, the Company had outstanding 54,397,704 Common Shares, par value $1.00 per share (excluding 426 shares held by the Company and 22,534 shares held by a subsidiary of the Company), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of February 28, 1999, no shares of Preferred Stock, par value $1.00 per share, of the Company were outstanding. Each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. The holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote at the Annual Meeting. Accordingly, the voting power of the Series A Common Shares was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 384,456,474 at February 28, 1999.

SECURITY OWNERSHIP OF THE COMPANY BY CERTAIN BENEFICIAL OWNERS

    The following table sets forth, at February 28, 1999, or the latest practicable date, information regarding the persons who beneficially own more than 5% of any class of the voting securities of the Company. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                                                  PERCENT OF
                                                                                                   SHARES OF   PERCENT OF
                                                                        SHARES OF    PERCENT OF     COMMON       VOTING
SHAREHOLDER'S NAME AND ADDRESS                    TITLE OF CLASS       CLASS OWNED      CLASS        STOCK        POWER
---------------------------------------------  ---------------------  -------------  -----------  -----------  -----------
Telephone and Data Systems, Inc..............  Common Shares Series      37,782,826       69.5%        43.2%         9.8%
30 North LaSalle Street                        A Common Shares(1)        33,005,877      100.0%        37.8%        85.9%
Chicago, Illinois 60603

The Equitable Companies Inc.(2)..............  Common Shares              3,902,200        7.2%         4.5%         1.0%
787 Seventh Avenue
New York, New York 10019

------------

(1) The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

(2) Based on the most recent Schedule 13G (Amendment No. 8) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States 2,345,000 shares; Alliance Capital Management, L.P. 1,556,900 shares; and Donaldson, Lufkin & Jenrette Securities Corporation 300 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 3,118,100 shares, shared voting power with respect to 780,000 shares, sole dispositive power with respect to 3,901,900 shares and shared dispositive power with respect to 300 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Unit Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies Inc.

SECURITY OWNERSHIP OF THE COMPANY BY MANAGEMENT

    Several officers and directors of the Company hold substantial ownership interests indirectly in the Company by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive Officers of the Company" below. In addition, the following executive officers and directors and all officers and directors as a group of the Company beneficially owned the following number of the Common Shares of the Company as of February 28, 1999 or the latest practicable date:

                                                                 AMOUNT AND                 PERCENT OF
                                                                 NATURE OF                  SHARES OF
                                                                 BENEFICIAL    PERCENT OF     COMMON      PERCENT OF
NAME                                           TITLE OF CLASS   OWNERSHIP(1)     CLASS        STOCK      VOTING POWER
---------------------------------------------  --------------   ------------   ----------   ----------   ------------
LeRoy T. Carlson, Jr.,
  C. Theodore Herbert,
  Peter L. Sereda
  and Michael G. Hron(2).....................   Common Shares      53,781           *            *             *

LeRoy T. Carlson.............................   Common Shares       1,243           *            *             *

LeRoy T. Carlson, Jr.........................              --          --          --           --            --

H. Donald Nelson(3)(9).......................   Common Shares     134,063           *            *             *

Walter C. D. Carlson.........................   Common Shares         901           *            *             *

Sandra L. Helton.............................              --          --          --           --            --

Kenneth R. Meyers(4)(9)......................   Common Shares      26,096           *            *             *

Paul-Henri Denuit(5).........................              --          --          --           --            --

J. Samuel Crowley............................              --          --          --           --            --

Joyce V. Gab Kneeland (6)(9).................   Common Shares      41,400           *            *             *

Richard W. Goehring(7)(9)....................   Common Shares      51,411           *            *             *

All directors and executive officers as a
  group (21 persons)(8)(9)...................   Common Shares     434,380           *            *             *

------------

*   Less than 1%

(1) The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2) Represents Common Shares acquired through Company-match contributions by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Tax Deferred Savings Trust. Does not include 111,992 Common Shares acquired by such trust with employee contributions for which voting and investment power is passed through to plan participants. Such members of the investment management committee disclaim beneficial ownership of all such shares except for shares held for their individual benefit in such trust.

(3) Includes 87,674 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 34,221 shares of restricted stock which are subject to future vesting.

(4) Includes 9,164 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 12,422 shares of restricted stock which are subject to future vesting. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee. Mr. Meyers disclaims beneficial ownership of such shares.

(5) Does not include 2,279,583 Common Shares of the Company beneficially owned by S.A. Coditel and its affiliates. Paul-Henri Denuit is the Chief Executive Officer and Managing Director of S.A. Coditel, but disclaims beneficial ownership with respect to such shares.

(6) Includes 23,077 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 8,050 shares of restricted stock which are subject to future vesting.

(7) Includes 19,944 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes 8,050 shares of restricted stock which are subject to future vesting.

(8) Includes 203,677 Common Shares subject to Options or SARs which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(9) Includes shares as to which voting and/or investment power is shared.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require the Company's directors and officers, and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons are also required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by directors and officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1998 were complied with on a timely basis, except for TDS due to an administrative error. TDS was required to report an acquisition of USM shares on a Form 4 by May 10, 1998. TDS reported such acquisition on a Form 5 filed on February 8, 1999.

DESCRIPTION OF TDS SECURITIES

    The authorized capital stock of TDS includes Common Shares, $.01 par value (the "TDS Common Shares"), Series A Common Shares, $.01 par value, (the "TDS Series A Common Shares") and Preferred Shares, $.01 par value (the "TDS Preferred Shares"). As of February 28, 1999, 54,391,873 TDS Common Shares (excluding Common Shares held by TDS and a subsidiary of TDS), 6,949,904 TDS Series A Common Shares and 241,772 TDS Preferred Shares were outstanding.

    The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Delaware General Corporate Law grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares and the TDS Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25% of the board of directors of TDS, rounded up to the nearest whole number, plus one director, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

BENEFICIAL OWNERSHIP OF TDS BY DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth the number of TDS Common Shares and TDS Series A Common Shares beneficially owned by each director of the Company, by each executive officer named in the Summary

Compensation Table and by all directors and executive officers of the Company as a group as of February 28, 1999 or the latest practicable date.

                                                                       AMOUNT AND                  PERCENT OF
         NAME OF INDIVIDUAL OR                                          NATURE OF      PERCENT      SHARES OF        PERCENT
                NUMBER                                                 BENEFICIAL      OF TDS      TDS COMMON        OF TDS
          OF PERSONS IN GROUP                TITLE OF TDS CLASS       OWNERSHIP(1)      CLASS         STOCK       VOTING POWER
---------------------------------------  ---------------------------  -------------  -----------  -------------  ---------------
LeRoy T. Carlson, Jr.,
  Walter C. D. Carlson,
  Letitia G. C. Carlson,
  Donald C. Nebergall and                TDS Series A Common
  Melanie J. Heald(2)..................  Shares                          6,351,116         91.4%         10.4%           51.2%

LeRoy T. Carlson, Jr.,
  C. Theodore Herbert,                   TDS Series A Common
  Peter L. Sereda and                    Shares                              1,008            *             *               *
  Michael G. Hron(3)...................  TDS Common Shares                 148,876            *             *               *

LeRoy T. Carlson, Jr.,
  C. Theodore Herbert,
  Peter L. Sereda and
  Michael G. Hron(4)...................  TDS Common Shares                  64,256            *             *               *

LeRoy T. Carlson(5)....................  TDS Series A Common
                                         Shares                             51,991            *             *               *
                                         TDS Common Shares                 100,682            *             *               *

LeRoy T. Carlson, Jr.(6)...............  TDS Common Shares                 157,570            *             *               *

                                         TDS Series A Common
                                         Shares                              6,410            *             *               *

Walter C. D. Carlson(7)................  TDS Common Shares                     719            *             *               *

Sandra L. Helton(8)....................  TDS Common Shares                  15,000            *             *               *

Kenneth R. Meyers(9)...................  TDS Common Shares                     301            *             *               *

Paul-Henri Denuit......................  --                                     --           --            --              --

H. Donald Nelson(9)....................  TDS Common Shares                  10,991            *             *               *

J. Samuel Crowley......................  --                                     --           --            --              --

Joyce V. Gab Kneeland(9)...............  TDS Common Shares                   1,992            *             *               *

Richard W. Goehring(9).................  TDS Common Shares                   7,078            *             *               *

All directors and executive officers as  TDS Common Shares
  a group                                TDS Series A Common               508,351            *             *               *
  (21 persons)(9)(10)..................  Shares                          6,410,525         92.2%         10.5%           51.6%

------------

*   Less than 1%

(1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2) The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares of TDS held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares: Margaret D. Carlson (wife of LeRoy
    T. Carlson), LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson, Letitia G. C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

(3) Voting and investment control is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Employees' Pension Trust I and the Wireless Companies' Pension Plan. Such members disclaim beneficial ownership of such shares which are held for the benefit of plan participants.

(4) Includes only shares acquired with Company contributions for the benefit of plan participants, for which voting and investment control is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan. Does not include 126,711 shares acquired by such plan with employee contributions for which voting and investment control is passed through to plan participants. The members of the investment management committee disclaim beneficial ownership of such shares, except for shares held in such plan for their benefit.

(5) Includes 94,208 TDS Common Shares that Mr. LeRoy T. Carlson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days, and 51,991 Series A Common Shares held by Mr. Carlson's wife. Beneficial ownership is disclaimed as to the shares held by Mr. Carlson's wife. Does not include 224,995 TDS Series A Common Shares held for the benefit of Mr. LeRoy T. Carlson, 630,811 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife or 51,040 TDS Series A Common Shares held for the benefit of certain grandchildren of Mr. Carlson (an aggregate of 921,086 shares, or 13.3% of class) in the voting trust described in footnote (2) above. Beneficial ownership is disclaimed as to TDS Series A Common Shares held for the benefit of his wife and grandchildren in such voting trust.

(6) Includes 130,717 TDS Common Shares that Mr. LeRoy T. Carlson, Jr. may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,071,956 TDS Series A Common Shares (15.4% of class) held in the voting trust referred to in footnote (2) above, of which 1,036,751 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 35,205 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

(7) Does not include 1,097,775 TDS Series A Common Shares (15.8% of class) held in the voting trust referred to in footnote (2) above, of which 1,064,249 shares are held for the benefit of Mr. Walter C. D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 33,081 TDS Series A Common Shares held for the benefit of his wife and children in such voting trust.

(8) Includes 12,000 TDS Common Shares that Ms. Helton may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(9) Includes shares held as to which voting and/or investment power is shared through joint ownership or otherwise.

(10) Includes 236,925 shares subject to stock options exercisable on March 26, 1999 or within 60 days thereof.

SECURITY OWNERSHIP OF TDS BY CERTAIN BENEFICIAL OWNERS

    In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of the Company," the following table sets forth, as of February 28, 1999, or the latest practicable date, information regarding the persons who beneficially own more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                                                     PERCENT OF
                                                                                                      SHARES OF
                                                                           SHARES OF      PERCENT      COMMON       PERCENT OF
SHAREHOLDER'S NAME AND ADDRESS                      TITLE OF CLASS        CLASS OWNED    OF CLASS       STOCK      VOTING POWER
---------------------------------------------  -------------------------  ------------  -----------  -----------  ---------------
Franklin Mutual Advisers, Inc.(1)
51 John F. Kennedy Parkway
Short Hills, New Jersey 07078                          TDS Common Shares    7,400,475        13.6%        12.1%           6.0%

Gabelli Funds, Inc.(2)
One Corporate Center
Rye, New York 10580                                    TDS Common Shares    6,870,655        12.6%        11.2%           5.5%

The Equitable Companies Inc.(3)
787 Seventh Avenue
New York, New York 10019                               TDS Common Shares    5,085,257         9.3%         8.3%           4.1%

Van and Janet McDaniel
Salkum, Washington 98582                            TDS Preferred Shares       62,500        25.9%          N/A              *

William and Betty McDaniel
Salkum, Washington 98582                            TDS Preferred Shares       46,666        19.3%          N/A              *

Bennet R. Miller
Lafayette, Indiana 47905                            TDS Preferred Shares       30,000        12.4%          N/A              *

------------

*   Less than 1%

(1) Based on the most recent Schedule 13G filed with the SEC (Amendment No. 1). Such Schedule 13G reports that Franklin Mutual Advisers, Inc. exercised sole voting and investment power with respect to all such shares. Such Schedule 13G is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisers, Inc., and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

(2) Based upon a Schedule 13D (Amendment No. 7) filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, Inc.--2,354,600 shares; ALCE Partners, L.P.--1,000 shares; GAMCO Investors, Inc.--4,455,355 shares; Gabelli International Limited--22,000 shares; Gabelli Multimedia Partners, L.P.--1,200 shares; Gemini Capital Management Ltd.--20,000 shares; Gabelli International II Limited--12,000 shares; MJG Associates, Inc.--2,000; and Mario J. Gabelli--2,500 shares. In such Schedule 13D filing, such group has reported sole voting power with respect to 6,870,655 shares and sole dispositive power with respect to 6,870,655 shares.

(3) Based on the most recent Schedule 13G (Amendment No. 13) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States--2,930,000 shares; Alliance Capital Management, L.P.--2,125,176 shares; Wood, Struthers & Winthrop Management Corp.--27,700 shares; and Donaldson Lufkin & Jenrette Securities Corporation--2,381 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 3,931,250 shares, shared voting power with respect to 1,096,000 shares, sole dispositive power with respect to 5,082,876 shares and shared dispositive power with respect to 2,381 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than December 13, 1999.

    Proposals by shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not earlier than December 13, 1999 and not later than January 12, 2000 for consideration at the 2000 Annual Meeting of Shareholders, except that if the date of the 2000 Annual Meeting of Shareholders has been changed by more than 30 calendar days from the date of the 1999 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company not later than the close of business on the tenth day following the date of public notice of the date of the 2000 Annual Meeting of Shareholders.

                                    GENERAL

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Kissel-Blake to aid in solicitation of proxies for a fee of $2,500, plus out-of-pocket expenses.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO UNITED STATES CELLULAR CORPORATION, 8410 WEST BRYN MAWR AVENUE, SUITE 700, CHICAGO, ILLINOIS 60631, ATTENTION: EXTERNAL REPORTING DEPARTMENT, TELEPHONE:
(773) 399-8900.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                       By order of the Board of Directors

                                       [SIGNATURE]

                                       STEPHEN P. FITZELL
                                       SECRETARY

                    ALL SHAREHOLDERS ARE URGED TO SIGN, DATE
                        AND MAIL THEIR PROXIES PROMPTLY.

                                                                       EXHIBIT A

                       UNITED STATES CELLULAR CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

    SECTION 1.  ESTABLISHMENT; PURPOSE; SCOPE.

    United States Cellular Corporation hereby establishes the United States Cellular Corporation 1999 Employee Stock Purchase Plan to encourage and facilitate the purchase of Common Shares of the Company by Employees of the Company and certain other participating Employers. The Plan is intended to provide a further incentive for such Employees to promote the best interests of the Controlled Group and an additional opportunity to participate in its economic progress. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed in a manner consistent with the Code.

    SECTION 2.  DEFINITIONS; CONSTRUCTION.

    As used in this Plan, as of any time of reference, and unless the context otherwise requires:

        (a) "AFFILIATE" means any trade or business entity which is a member of the same controlled group (as described in section 414(b) and (c) of the Code) with the Company, any organization that is a member of an affiliated service group (as described in section 414(m) of the Code) with the Company or such a trade or business, or any other entity required to be aggregated with the Company pursuant to final regulations under section 414(o) of the Code.

        (b) "BENEFITS REPRESENTATIVE" means the Benefits Department of TDS located in Middleton, Wisconsin, or such other person or persons designated by the Committee to assist the Committee with the administration of the Plan.

        (c) "BOARD" means the Board of Directors of the Company as from time to time constituted.

        (d) "COMMON SHARES" means shares of common stock of the Company, par value $1.00 per share.

        (e) "COMPANY" means United States Cellular Corporation, a Delaware corporation, and any successor thereto.

        (f)  "COMPENSATION" means an employee's "Compensation" as defined in
    Section 4.2(a) of the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan, as amended from time to time, determined without regard to the limitation on compensation which is taken into account under such plan pursuant to section 401(a)(17) of the Code.

        (g) "CONTROLLED GROUP" means the Company, TDS and their Subsidiaries.

        (h) "EFFECTIVE DATE" means July 1, 1999.

        (i) "ELIGIBLE EMPLOYEE" means any Employee of an Employer, but excluding any individual who is a leased employee of an Employer (within the meaning of section 414(n) of the Code).

        (j) "EMPLOYEE" means an individual whose relationship with an Employer is, under common law, that of an employee.

        (k) "EMPLOYEE STOCK PURCHASE ACCOUNT" means the account established pursuant to Section 6(d) of the Plan to hold a Participant's payroll deduction contributions.

        (l) "EMPLOYER" means the Company and any corporation that is a member of the Controlled Group that adopts the Plan as of the Effective Date, with the prior approval of the Company, and each corporation that is or subsequently becomes a member of the Controlled Group and adopts the Plan as of any later date, with the prior approval of the Committee.

        (m) "ENTRY DATE" means the Effective Date and the first day of each subsequent calendar month.

        (n) "FAIR MARKET VALUE" means the closing price of a Common Share on the American Stock Exchange for the date of determination, or if such date is not a trading day, the closing price of such share on the American Stock Exchange on the next preceding trading day.

        (o) "NOMINEE" means the custodian designated by the Company for the Stock Accounts established hereunder.

        (p) "OFFERING PERIOD" means (i) the 18-month period commencing on the Effective Date and ending on December 31, 2000 and (ii) the 24-month period commencing on January 1, 2001 and ending on December 31, 2002; provided that the date on which the Plan is terminated shall be treated as the last day of an Offering Period, as described in Section 13.

        (q) "PARTICIPANT" means any Eligible Employee of an Employer who meets the eligibility requirements of Section 5(a), and has elected to participate in the Plan as described in such Section. An individual shall cease to be a Participant as of the date he or she terminates employment with his or her Employer, for whatever reason; PROVIDED, HOWEVER, that the transfer of employment from an Employer (or any other Affiliate) to an Affiliate shall not be considered a termination of employment hereunder.

        (r) "PLAN" means the United States Cellular Corporation 1999 Employee Stock Purchase Plan herein set forth, and any amendment or supplement thereto.

        (s) "PURCHASE DATE" means the last day of each calendar quarter in an Offering Period.

        (t)  "PURCHASE PERIOD" means a quarterly period ending on a Purchase
    Date.

        (u) "PURCHASE PRICE" means, with respect to a Purchase Date, 85 percent of the Fair Market Value of a Common Share determined as of such date; provided that if such price includes a fraction of a cent, the Purchase Price shall be rounded up to the next whole cent.

        (v) "SUBSIDIARY" means, with respect to an entity, a corporation (other than the entity) in an unbroken chain of corporations beginning with the entity if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (w) "TDS" means Telephone and Data Systems, Inc., a Delaware corporation.

        (x) "TERMINATION DATE" means the earliest of (i) December 31, 2002, (ii) such earlier date on which the Board terminates the Plan and (iii) the Purchase Date on which all shares available for issuance under the Plan shall have been purchased by Participants under the Plan.

    The masculine gender, when appearing in this Plan, shall be deemed to include the feminine gender unless the context clearly indicates to the contrary. The words "hereof," "herein," and "hereunder," and other similar compounds of the word "here," shall mean and refer to the entire Plan and not to any particular provision or section of this document.

    SECTION 3.  ADMINISTRATION.

    This Plan shall be administered by the 1999 Employee Stock Purchase Plan Committee (hereinafter referred to as the "Committee"), the members of which shall be individuals selected by the Board who do not satisfy the eligibility requirements of Section 5 hereunder. The Committee shall be comprised of LeRoy
T. Carlson, Jr. and Sandra L. Helton. Subject to the express provisions hereof, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. The Committee's determinations on the matters referred to in this paragraph shall be conclusive. No member of the Committee shall be personally liable for any decision or determination made in good faith under the Plan.

    SECTION 4.  GRANT OF OPTION.

        (a) For each Offering Period, each Eligible Employee shall be granted an option as of the later of (i) the first day of the Offering Period and (ii) the first Entry Date after the Eligible Employee has completed the eligibility service requirement for participation herein described in
    Section 5(a) hereof (such date referred to herein as the "grant date"), to purchase a number of Common Shares equal to (x) $25,000, multiplied by (y) the number of full and partial calendar years remaining in the Offering Period, divided by (z) the Fair Market Value of a Common Share on the grant date.

        (b) Notwithstanding the foregoing, no Eligible Employee shall be granted any option for an Offering Period if, immediately after the grant of such option, the Eligible Employee would own shares (including shares which may be purchased under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, TDS or any of their Subsidiaries actually issued and outstanding immediately after such grant. For purposes of the foregoing sentence, the rules of stock attribution set forth in section 424(d) of the Code shall apply in determining share ownership.

    SECTION 5.  ELIGIBILITY AND PARTICIPATION.

        (a) Any Eligible Employee of an Employer shall be eligible to participate in the Plan as of the first Entry Date following such Eligible Employee's satisfaction of the eligibility service requirement, or, if later, the first Entry Date following the date on which the Eligible Employee's Employer adopts the Plan. For purposes of this subsection, an Eligible Employee shall have satisfied the eligibility service requirement if he or she has completed at least three months of continuous service with an Employer. For the sole purpose of calculating length of service under the Plan, Employees shall be credited with service for an Employer, an Affiliate and any other member of the Controlled Group (even though such service may have been performed prior to the Company's acquisition of such member or prior to the time such Affiliate became an Affiliate). No eligibility provision hereof shall permit or deny participation in the Plan in a manner contrary to the applicable requirements of the Code and the regulations promulgated thereunder.

        (b) As of the first Entry Date as of which an Eligible Employee is eligible to participate in the Plan as described in subsection (a) of this Section, or as of any date thereafter, an Eligible Employee may elect to become a Participant in the Plan by making an election to enroll herein, in the time and manner prescribed by the Committee. Such Eligible Employee's election shall specify his or her chosen rate of payroll deduction contributions described in Section 6, and shall authorize the Eligible Employee's Employer to withhold a portion of his or her Compensation in the amount of any such payroll deduction contributions. The Eligible Employee's election shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

        (c) If a Participant is transferred from one Employer to another Employer, such transfer shall not terminate the Participant's participation in the Plan. Such transferred Participant may continue to make payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee. If a Participant is transferred from an Employer to an Affiliate that is not a participating Employer, such transfer shall not terminate the Participant's participation in the Plan. However, such Participant's payroll deduction contributions shall be suspended during such period of employment with the Affiliate. If such Participant subsequently is transferred from such Affiliate to a participating Employer, such Participant can resume making payroll deduction contributions under the Plan provided such Participant takes such action as the Committee may require, if any, in the time and manner prescribed by the Committee.

        (d) If an individual terminates employment with all Employers and Affiliates so as to discontinue participation in the Plan, and such individual is subsequently reemployed by an Employer, such individual shall not be required again to satisfy the eligibility service requirement described in subsection (a) of this Section, but rather shall be eligible to recommence participation as of the first Entry Date after his or her date of reemployment (or as soon as administratively practicable thereafter).

        (e) Notwithstanding anything herein to the contrary, no member of the Committee shall be eligible to participate in the Plan.

    SECTION 6.  PARTICIPANT CONTRIBUTIONS.

        (a) Upon enrollment in the Plan a Participant shall elect, in the manner described in Section 5(b), a rate of payroll deduction contributions in an amount equal to a whole percentage not less than 1% and not more than 15% of such Participant's Compensation for each payroll period, beginning as soon as administratively practicable after the Entry Date as of which such Participant commences participation in the Plan.

        (b) A Participant shall have the right from time to time to increase or decrease his or her designated rate of payroll deductions under the Plan by making an election authorizing such increase or decrease, in the time and manner prescribed by the Committee. Such election shall specify a percentage rate of payroll deduction contributions not less than 0% and not more than 15%. A Participant also may elect to withdraw from the Plan for an Offering Period, as described in Section 8. A decrease of a payroll deduction election hereunder to 0% shall not be treated as a withdrawal from the Plan for this purpose. A Participant's election to change his or her rate of payroll deductions hereunder shall become effective as soon as administratively practicable after such election is received by the Benefits Representative or its designee.

        (c) A Participant's designated rate of payroll deductions as in effect on the last day of an Offering Period shall continue in effect during the subsequent Offering Period unless and until the Participant files a change in the rate of payroll deductions as described in subsection (b) of this Section, or elects to withdraw from participation for the Offering Period as described in Section 8.

        (d) All payroll deductions in the possession of the Company shall be segregated from the general funds of the Company. The Committee shall cause to be established a separate Employee Stock Purchase Account on behalf of each Participant to which shall be credited his or her payroll deduction contributions made under the Plan. Such accounts shall be solely for accounting purposes, and there shall be no segregation of assets among the separate accounts. Such accounts shall not be credited with interest or other investment earnings. Each Employee Stock Purchase Account shall be restricted to the uses provided herein until such time as the Company applies the amounts credited thereto to purchase Common Shares under the Plan on behalf of Participants.

    SECTION 7.  PURCHASE OF COMMON SHARES.

        (a) Subject to a Participant's right of withdrawal from the Plan for an Offering Period as described in Section 8 hereof, the balance of each Participant's Employee Stock Purchase Account shall be applied on each Purchase Date to purchase Common Shares by dividing the balance of such account as of such date by the Purchase Price of a Common Share as of such date. A Participant's purchase of Common Shares shall be rounded to the nearest one-ten thousandth of a share (or such other fractional interest prescribed by the Committee). The Participant's Employee Stock Purchase Account shall be debited by the amounts applied to purchase such Common Shares, and the Participant's Stock Account shall be credited with such Common Shares.

        (b) If the employment of an individual who is a Participant in the Plan is transferred to an Affiliate that is not an Employer, then the Participant's payroll deductions shall be suspended and the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such transfer, except to the extent the individual withdraws from the Plan for the remainder of the Offering Period as described in Section 8. Upon the Participant's transfer from such Affiliate back to an Employer, the Participant may resume active participation in the Plan, in the time and manner described in Section 5(c).

        (c) Upon termination of employment because of the Participant's retirement, the balance of the Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares for the Participant as of the Purchase Date next occurring after the date of the Participant's termination of employment, unless the Participant elects, in the manner prescribed by the Committee, to withdraw from the Plan as described in Section 8 on or before the earlier of the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the date of the Participant's termination of employment.

        (d) Upon termination of employment because of the Participant's death, the balance of the Participant's Employee Stock Purchase Account, after crediting such account with payroll deductions for any Compensation due and owing, shall be applied to purchase Common Shares for the Participant's estate as of the Purchase Date next occurring after the Participant's death, unless the executor or administrator of the Participant's estate elects, in the manner prescribed by the Committee, to withdraw from the Plan as described in Section 8 on or before the 15th day (or such shorter period prescribed by the Committee) prior to the Purchase Date next occurring after the Participant's death.

        (e) Upon termination of employment for any reason other than transfer to an Affiliate as described in subsection (b) of this Section, retirement as described in subsection (c) of this Section, or death as described in subsection (d) of this Section, the Participant's participation in the Plan shall cease and the entire balance of the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as administratively practicable thereafter.

        (f) Notwithstanding any provision of this Plan to the contrary, a Participant's right to purchase Common Shares during any calendar year shall be limited to the extent necessary so that the Participant's right to purchase Common Shares under this Plan and under all other employee stock purchase plans maintained by members of the Controlled Group shall not accrue at a rate in excess of $25,000 of the Fair Market Value of Common Shares (determined on the grant date) for any calendar year determined in accordance with section 423(b)(8) of the Code and regulations promulgated thereunder. Any portion of the balance of a Participant's Employee Stock Purchase Account in excess of the amount necessary to purchase shares on a Purchase Date in accordance with the foregoing limitation shall remain credited to such account and shall be available for purchase of Common Shares as of the next Purchase Date; PROVIDED, HOWEVER, that if a balance remains in a Participant's Employee Stock Purchase Account as of the last Purchase Date in an Offering Period as a result of the application of the foregoing limitation, such balance shall be refunded to the Participant as soon as administratively practicable thereafter.

        (g) Notwithstanding any provision of the Plan to the contrary, the maximum number of shares which shall be available for purchase under the Plan shall be 110,000 Common Shares, subject to adjustment as provided in
    Section 11. The Common Shares to be sold under this Plan may, at the election of the Company, be treasury shares, shares originally issued for such purpose or shares purchased by the Company. In the event the amount of shares to be purchased on behalf of all Participants collectively exceeds the shares available for purchase under the Plan, the number of Common Shares to be purchased by each Participant under this Section shall be determined by multiplying the number of shares which the Participant elected to purchase on such Purchase Date by the following fraction (or by applying such other equitable adjustment on a uniform basis as may be determined by the Committee):

           Total number of shares available for purchase on Purchase Date

    ----------------------------------------------------------------------------

       Total number of shares elected to be purchased by all Participants on
                                   Purchase Date

Any portion of the balance of a Participant's Employee Stock Purchase Account that is not applied to purchase Common Shares on a Purchase Date as a result of the foregoing adjustment shall be refunded to the Participant as soon as administratively practicable thereafter.

    SECTION 8.  PARTICIPANT'S RIGHT TO WITHDRAW FOR AN OFFERING PERIOD.

    At any time during an Offering Period, but in no event later than 15 days (or such shorter period prescribed by the Committee) prior to the last Purchase Date in the Offering Period, a Participant may elect to withdraw from participation in the Plan for such Offering Period. A withdrawal election shall be made in the time and manner prescribed by the Committee. Upon a Participant's election to withdraw from the Plan for an Offering Period pursuant to this Section, the amount credited to the Participant's Employee Stock Purchase Account shall be refunded to the Participant as soon as is administratively practicable, and such Participant's participation in the Plan for the remainder of such Offering Period shall be terminated. The Participant shall be eligible to recommence participation in the Plan as of the next Offering Period.

    SECTION 9.  SUSPENSION ON ACCOUNT OF EMPLOYEE'S HARDSHIP WITHDRAWAL.

    If a Participant makes a hardship withdrawal from the Telephone and Data Systems, Inc. Tax-Deferred Savings Plan or any other plan with a cash or deferred arrangement qualified under section 401(k) of the Code which plan is sponsored, or participated in, by any Employer, such Participant shall be suspended from making payroll deductions under this Plan for a period of twelve months from the date of such hardship withdrawal. The balance of such Participant's Employee Stock Purchase Account shall be applied to purchase Common Shares on the Purchase Date next occurring after the effective date of such hardship withdrawal, except to the extent the Participant withdraws from the Plan for the remainder of the Offering Period as described in Section 8, or discontinues participation in this Plan on account of the Participant's termination of employment. After the expiration of such twelve-month period, the Participant may resume active participation in the Plan by electing to resume making payroll deductions hereunder, in the time and manner prescribed by the Committee, unless the Participant has withdrawn from participation in the Plan as described in Section 8 for the Offering Period which contains the date of expiration of such twelve-month period.

    SECTION 10.  STOCK ACCOUNT; ISSUANCE OF CERTIFICATES.

        (a) A Stock Account shall be established on behalf of each Participant for whom shares are purchased under this Plan (or, if so designated by the Participant, on behalf of such Participant and one other person as such Participant may designate as joint tenants with right of survivorship).

        (b) As of each Purchase Date, the Common Shares purchased on a Participant's behalf (including the right to fractional shares) shall be credited to the Participant's Stock Account and shall be registered in the name of the Nominee. All rights accruing to an owner of record of such Common Shares, including dividend, voting and tendering rights, shall belong to the Participant for whom such Stock Account is established (including any joint tenant or, in the case of a deceased Participant, the Participant's estate).

        (c) The Nominee shall establish procedures pursuant to which a Participant (including any joint tenant or, in the case of a deceased Participant, the executor or administrator of the Participant's estate) can elect that the shares credited to the Participant's Stock Account shall be registered in the name of such Participant, or in the names of such Participant and one other person as the Participant may designate as joint tenants with right of survivorship, as the case may be. Such a joint tenancy designation shall not apply to shares registered by the Participant's estate after the Participant's death. As soon as practicable after such election, certificates representing such shares shall be issued to the Participant (including any joint tenant or, in the case of a deceased Participant, to the Participant's estate). The Nominee shall also establish procedures pursuant to which a Participant (or the executor or administrator of the Participant's estate) can receive a cash payment in lieu of any fractional shares credited to his or her Stock Account.

    SECTION 11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

        (a) The existence of the Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock that affects any class of Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) If, during the term of the Plan, the Company shall effect (i) a distribution or payment of a dividend on Common Shares in shares of the Company, (ii) a subdivision of outstanding Common Shares by a stock split or otherwise, (iii) a combination of the outstanding Common Shares into a smaller number of shares by a reverse stock split or otherwise, or (iv) an issuance by reclassification or other reorganization of Common Shares (other than by merger or consolidation), then each Participant shall be entitled to receive upon the purchase of shares pursuant to this Plan such shares of the Company which the Participant would have owned or would have been entitled to receive after the happening of such event had the Participant purchased Common Shares pursuant to the Plan immediately prior to the happening of such event. If any other event shall occur that, in the judgment of the Board, necessitates adjusting the Purchase Price of Common Shares, the number of Common Shares offered for purchase hereunder, or other terms of the Plan, the Board shall take any action that in its judgment shall be necessary to preserve each Participant's rights substantially proportionate to the rights existing prior to such event. To the extent that any event or action pursuant to this paragraph shall entitle Participants to purchase additional Common Shares or other shares of the Company, the shares available under this Plan shall be deemed to include such additional Common Shares or such other shares of the Company.

        (c) In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant in the Plan shall, at no additional cost, be entitled, upon his or her payment for all or part of the

    Common Shares purchasable by the Participant under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of Common Shares which he or she was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of Common Shares equal to the number of shares paid for by the Participant.

        (d) If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation during the term of the Plan: (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of a right to purchase shall be entitled to receive, upon his or her payment for all or part of the Common Shares purchasable by the Participant under the Plan and receive in lieu of such shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of the merger, consolidation or sale; and (ii) all outstanding rights to purchase may be canceled by the Board as of the effective date of any such merger, consolidation or sale, provided that (A) notice of such cancellation shall be given to each Participant and (B) each such Participant shall have the right to purchase, during a 30-day period preceding the effective date of such merger, consolidation or sale, all or any part of the shares allocated to the Participant under the terms of the Plan.

        (e) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares then available for purchase under the Plan.

    SECTION 12.  AMENDMENT OF THE PLAN.

    The Board may at any time, and from time to time, amend the Plan in any respect; PROVIDED, HOWEVER, that any amendment that changes the number of shares to be reserved under the Plan (other than as provided in Section 11), or that otherwise requires stockholder approval under applicable law, shall not be effective unless stockholder approval is obtained in the time and manner prescribed by law.

    SECTION 13.  TERMINATION OF THE PLAN.

    While it is intended that the Plan remain in effect until the Termination Date, the Board may terminate the Plan at any time in its discretion. Upon termination of the Plan, the Committee shall terminate payroll deductions and shall apply the balance of each Participant's Employee Stock Purchase Account to purchase Common Shares as described in Section 7 as if such termination date were a Purchase Date under the Plan and were the last day of an Offering Period. Notwithstanding the foregoing, upon termination of the Plan, a Participant may elect, in the time and manner prescribed by the Committee, to withdraw from participation in the Plan. As soon as administratively practicable after the termination of the Plan, the Committee shall refund to the Participant any amount in his or her Employee Stock Purchase Account, if any, that has not been applied to purchase Common Shares as a result of the Participant's election to withdraw from the Plan or as a result of the application of any limitation hereunder.

    Notwithstanding any provision in the Plan to the contrary, the Plan shall automatically terminate as of the Purchase Date on which all Common Shares available for purchase under the Plan shall have been purchased by Participants under the Plan.

    SECTION 14.  MISCELLANEOUS.

        (a) The Plan is subject to the approval of a majority of the votes cast on the matter by the stockholders of the Company within twelve months before or after its adoption by the Board.

        (b) The right to purchase Common Shares under this Plan shall not be transferable by any Participant other than by will or the laws of descent and distribution, and must be exercisable, during his or her lifetime, only by the Participant.

        (c) No Participant shall have rights or privileges of a stockholder of the Company with respect to shares purchasable under this Plan unless and until the Participant shall become the holder of record of one or more Common Shares.

        (d) The Company is not obligated to repurchase any Common Shares acquired under the Plan.

        (e) The sale and delivery of Common Shares under the Plan shall be in compliance with relevant statutes and regulations of governmental authorities, including state securities laws and regulations, and with the regulations of applicable stock exchanges.

        (f) This Plan and all determinations made hereunder and action taken pursuant hereto shall be governed by the laws of the State of Illinois and construed in accordance therewith.

        (g) Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company and the Board to act as such agents shall continue for as long as necessary to carry out the purposes of the Plan.

PROXY                                                                   PROXY

                 PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                       UNITED STATES CELLULAR CORPORATION
                           TO BE HELD ON MAY 11, 1999

     The undersigned hereby appoints LeRoy T. Carlson, Jr., and H. Donald Nelson, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1999 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 11, 1999, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IF THE NOMINEE IS UNABLE TO SERVE OR WILL NOT SERVE, THE PERSONS NAMED IN THIS PROXY SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE BOARD OF DIRECTORS (UNLESS AUTHORITY TO VOTE FOR THE NOMINEE HAS BEEN WITHHELD).

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              FOLD AND DETACH HERE

          Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Harris Trust and Savings Bank.

                       UNITED STATES CELLULAR CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                                               For      Withhold


1.   ELECTION OF CLASS III DIRECTOR            //          //
       (NOMINEE: J. S. CROWLEY)


                                               For      Against       Abstain

2.   1999 EMPLOYEE STOCK PURCHASE PLAN         //          //           //


                                               For      Against       Abstain

3.   RATIFY ACCOUNTANTS FOR 1999               //          //           //


4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.

          Dated:                              , 1999
                ------------------------------
          Please Sign Here
                          ------------------------
                          ------------------------

          NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

                              FOLD AND DETACH HERE

               Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Harris Trust and Savings Bank.